UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Ameren Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT OF AMEREN CORPORATION

Time and Date:	9:00 A.M.
Tuesday
April 23, 2013

Place:	Powell Symphony Hall
718 North Grand Boulevard
St. Louis, Missouri
(Free parking will be available)

IMPORTANT

If you plan to attend the annual meeting of shareholders, please advise the Company in your proxy vote (by telephone or the Internet or, if you receive printed proxy materials, by checking the appropriate box on the proxy card) and bring the Admission Ticket on the reverse side of your proxy instruction card. Persons without tickets will be admitted to the meeting upon verification of their shareholdings in the Company. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on February 25, 2013, the record date for voting. Please note that cameras and other recording devices will not be allowed in the meeting.

Important Notice Relating to the Voting of Your Shares: Under New York Stock Exchange rules, brokers are not permitted to exercise discretionary voting authority with respect to shares for which voting instructions have not been received, as such voting authority pertains to the election of directors and to matters relating to executive compensation. Your vote is important, regardless of the number of shares you own. We urge you to please vote by proxy (via telephone, the Internet or, if you receive printed proxy materials, by mailing a proxy card) as soon as possible even if you own only a few shares. This will help ensure the presence of a quorum at the meeting. Promptly voting by proxy will also help save the Company the expenses of additional solicitations. If you attend the meeting and want to change your proxy vote, you can do so by voting in person at the meeting.

AMEREN CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

AMEREN CORPORATION

We will hold the Annual Meeting of Shareholders of Ameren Corporation at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on Tuesday, April 23, 2013, at 9:00 A.M., for the purposes of:

(1)    electing 11 directors of the Company for terms ending at the annual meeting of shareholders to be held in 2014;

(2)    providing an advisory vote to approve the compensation of our executives disclosed in the attached proxy statement;

(3)    ratifying the appointment of independent registered public accounting firm for the fiscal year ending December 31, 2013;

(4)    considering a shareholder proposal relating to report on reducing risk in energy portfolio through increased energy efficiency and renewable energy resources, if presented at the meeting; and

(5)    acting on other proper business presented to the meeting.

The Board of Directors of the Company presently knows of no other business to come before the meeting.

If you owned shares of the Company’s Common Stock at the close of business on February 25, 2013, you are entitled to vote at the meeting and at any adjournment thereof. All shareholders are requested to be present at the meeting in person or by proxy so that a quorum may be assured.

On or about March 11, 2013, we will mail to certain of our shareholders a Notice of Internet Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. By furnishing the Notice of Internet Availability of Proxy Materials, we are lowering the costs and reducing the environmental impact of our annual meeting.

Your prompt vote by proxy will reduce expenses. Please promptly submit your proxy by telephone, Internet or mail by following the instructions found on your Notice of Internet Availability of Proxy Materials or proxy card. If you attend the meeting, you may revoke your proxy by voting in person.

By order of the Board of Directors.

/s/ Gregory L. Nelson

GREGORY L. NELSON

Secretary

St. Louis, Missouri

March 7, 2013

TABLE OF CONTENTS

PAGE

PROXY STATEMENT SUMMARY	1

FORWARD-LOOKING INFORMATION	7

INFORMATION ABOUT THE ANNUAL SHAREHOLDERS MEETING	7

VOTING	7

Who Can Vote	7
How You Can Vote	9
How You Can Revoke Your Proxy	10
Householding of Proxy Statements and Annual Reports	10

OTHER ANNUAL MEETING MATTERS	11

How You Can Obtain Materials for the Annual Meeting	11
How You Can Review the List of Shareholders	11
Webcast of the Annual Meeting	11

ITEMS YOU MAY VOTE ON	11

Item (1): Election of Directors	11
Information Concerning Nominees to the Board of Directors	12
Board Structure	19
Corporate Governance	25
Director Compensation	35
Item (2): Advisory Approval of Executive Compensation	39
Item (3): Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013	41
Item (4): Shareholder Proposal Relating to Report on Reducing Risk in Energy Portfolio Through Increased Energy Efficiency and Renewable Energy Resources	41
Other Matters	47

SECURITY OWNERSHIP	48

Security Ownership of More Than Five Percent Shareholders	48
Security Ownership of Directors and Management	49
Stock Ownership Requirements	50
Section 16(a) Beneficial Ownership Reporting Compliance	50

EXECUTIVE COMPENSATION	51

Human Resources Committee Report	51
Compensation Discussion and Analysis	51
Compensation Tables and Narrative Disclosures	66

i

Policy Regarding Nominations of Directors	Appendix A

ii

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”). You should read the entire proxy statement and the 2012 Form 10-K carefully before voting.

Fiscal 2012 Company Highlights

During 2012, the Company achieved the following successes:

•

Union Electric Company (d/b/a Ameren Missouri) obtained approval from the Missouri Public Service Commission (“MoPSC”) for: (1) a needed $260 million annual electric rate increase, effective in early 2013, and (2) the state’s most extensive energy efficiency plan, to be implemented over a three-year period beginning in January 2013. Regarding the latter, the MoPSC approved timely recovery of energy efficiency program costs and recovery designed to offset revenue losses resulting from implementation of these programs. In addition, the agreement provided for performance incentives to be recognized in earnings after completion of the three-year plan based on the effectiveness of the programs.

•

Ameren Illinois Company (d/b/a Ameren Illinois) obtained Federal Energy Regulatory Commission (“FERC”) approval for electric transmission ratemaking on a forward-looking basis with an annual reconciliation.

•

Ameren Transmission Company of Illinois obtained FERC approval for constructive ratemaking treatment, including the inclusion of construction work in progress in rate base, for the planned Spoon River and Mark Twain electric transmission line projects.

•	Ameren Missouri’s Callaway Nuclear Energy Center operated continuously for the entire year of 2012.

•	Ameren Missouri and Ameren Illinois combined electric distribution system reliability reached the best recorded level in Company history.

•	Ameren achieved its best safety performance in company history, as measured by work days lost.

During 2012, the Company also faced challenges, including:

•

Disappointing decisions for Ameren Illinois from the Illinois Commerce Commission in electric delivery formula rate cases, decisions that Ameren Illinois is working to address through appeals to the state courts and legislation.

•

Forward market prices for power experienced a sustained decline in 2012. This contributed to the Company’s December 2012 announcement regarding its intent to exit the merchant generation business and incur a related substantial noncash impairment charge. Exiting merchant generation would result in the Company’s primary businesses being solely rate-regulated utilities.

Annual Meeting of Shareholders

• Time and Date:	9:00 A.M.; Tuesday; April 23, 2013

• Place:	Powell Symphony Hall 718 North Grand Boulevard St. Louis, Missouri

• Record date:	February 25, 2013

• Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals. In general, shareholders may vote either in person at the Annual Meeting or by telephone, the Internet or mail. See “VOTING — HOW YOU CAN VOTE” on page 9 for more detail regarding how you may vote if you are a registered holder or a beneficial owner of shares held in “street name.”

• Admission:	An admission ticket is required to enter the Company’s annual meeting. Please follow the advance registration instructions on your Notice of Internet Availability of Proxy Materials or proxy card.

Meeting Agenda

•	Election of 11 directors

•	Advisory approval of executive compensation

•	Ratification of PricewaterhouseCoopers LLP (“PwC”) as independent registered public accounting firm for 2013

•	Vote on one shareholder proposal

•	Transact other business that may properly come before the meeting

Voting Matters	Board Vote Recommendation	Page Reference (for more detail)
• Election of Directors	FOR EACH DIRECTOR NOMINEE	11

Management Proposals

• Advisory Approval of Executive Compensation	FOR	39

• Ratification of PwC as Independent Registered Public Accounting Firm for 2013	FOR	41

Shareholder Proposal

• Shareholder Proposal Relating to Report on Reducing Risk in Energy Portfolio through Increased Energy Efficiency and Renewable Energy Resources	AGAINST	41

Board Nominees

The following provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast.

						Committee Memberships
Name	Age	Director Since	Occupation	Experience/ Qualification	Independent	ARC	HRC	NCGC	NOEC	FC
Stephen F. Brauer	67	2006	Chairman and Chief Executive Officer of Hunter Engineering Company	• Leadership • Strategy • Finance • Risk Management	X	X		X

Catherine S. Brune	59	2011	President, Allstate Protection Eastern Territory of Allstate Insurance Company	• Leadership • Strategy • Technology • Risk Management	X	X			X

Ellen M. Fitzsimmons	52	2009	Executive Vice President of Law and Public Affairs, General Counsel and Corporate Secretary of CSX Corporation	• Leadership • Government Relations • Finance • Risk Management	X	X		X

Walter J. Galvin	66	2007	Retired Vice Chairman of Emerson Electric Co.	• Leadership • Accounting • Finance • Risk Management	X	C				X

Gayle P. W. Jackson	66	2005	President and Chief Executive Officer of Energy Global, Inc.	• Leadership • Strategy • Industry • Finance	X			X	X

James C. Johnson	60	2005	General Counsel of Loop Capital Markets LLC	• Leadership • Legal • Governance • Compensation	X		X	C

Steven H. Lipstein	56	2010	President and Chief Executive Officer of BJC HealthCare	• Leadership • Strategy • Finance • Compensation	X		X			X

Patrick T. Stokes	70	2004	Former Chairman of Anheuser-Busch Companies, Inc.	• Leadership • Strategy • Finance • Compensation	X, L		C			X

Thomas R. Voss	65	2009	Chairman, President and Chief Executive Officer of the Company	• Leadership • Strategy • Regulatory • Industry

Stephen R. Wilson	64	2009	Chairman, President and Chief Executive Officer of CF Industries Holdings, Inc.	• Leadership • Strategy • Finance • Risk Management	X				X	C

Jack D. Woodard	69	2006	Retired Executive Vice President and Chief Nuclear Officer of Southern Nuclear Operating Company, Inc.	• Leadership • Regulatory • Industry • Nuclear	X		X		C

ARC	Audit and Risk Committee
C	Member and Chair of a Committee
HRC	Human Resources Committee
L	Lead Director
NCGC	Nominating and Corporate Governance Committee
NOEC	Nuclear Oversight and Environmental Committee
FC	Finance Committee

The fact that we do not list a particular experience or qualification for a director nominee does not mean that nominee does not possess that particular experience or qualification.

None of the director nominees participated in a “Related Person Transaction” in 2012, and no “Related Person Transactions” are currently proposed or have been pre-approved.

The Board recommends voting “FOR” each nominee.

Executive Compensation Advisory Vote

The Company is asking shareholders to approve on an advisory basis the compensation of the executives named in the Summary Compensation Table in this proxy statement (the “Executives”) and as disclosed herein and encourage shareholders to review closely the Compensation Discussion and Analysis, the compensation tables and the other narrative executive compensation disclosures contained in this proxy statement.

The Board has a long-standing commitment to good corporate governance and recognizes the interests that shareholders have in executive compensation. The Company’s compensation philosophy is to provide a competitive total compensation program that is based on the size-adjusted median of the range of compensation paid by similar utility industry companies, adjusted for our short- and long-term performance and the individual’s performance. The Board recommends a “FOR” vote because it believes that the Human Resources Committee, which is responsible for establishing the compensation for the Executives, appropriately designed the 2012 compensation program to align the long-term interests of the Executives with that of shareholders to maximize shareholder value.

Compensation Program Components

Type	Form	Terms
• Fixed Pay	• Base Salary	• Set annually by the Human Resources Committee based upon market conditions, peer data and other factors

• Short-term incentives	• Executive Incentive Plan	• Cash incentive pay based upon Company-wide EPS performance with an individual performance modifier

• Long-term incentives	• Performance Share Unit Program	• Performance-based PSUs have three-year performance period dependent on total shareholder return versus utility industry peers

• Other	• Retirement Benefits

•  Employee benefit plans available to all employees, including 401(k) savings and pension plans

•  Supplemental retirement benefits that restore certain benefits not available due to Internal Revenue Code limitations

•  Deferred compensation program that provides opportunity to defer part of base salary and short-term incentives, earned at market rates

	• Change of Control Protections	• Severance pay and vesting or payment of PSUs upon a change of control together with a termination of employment

	• Perquisites	• Company provides limited perquisites to Executives

Fiscal 2012 Executive Compensation Highlights

The Company’s compensation program for 2012 was substantially similar to the 2011 program, which was approved by 94 percent of votes cast by shareholders at the Company’s 2012 annual meeting. Highlights of the Company’s executive compensation program, as described in the Compensation Discussion and Analysis section, include:

•	pay opportunities that are appropriate to the size of the Company when compared to other companies in the utility industry;

•	a pay program that is heavily performance-based, using multiple performance measures;

•	full disclosure of the financial performance drivers used in our incentives, in numeric terms;

•	a long-term incentives program that is entirely performance-based and aligned with shareholder interests through a link to stock price and measurement of stock performance versus peer companies;

•	no backdating or repricing of stock options (none of the Executives hold any options to purchase shares of Company stock);

•	stock ownership requirements for Executives, which align the interests of the Executives and shareholders;

•	a prohibition against any transaction by directors and employees of the Company and its subsidiaries which hedges (or offsets) any decrease in the value of Company equity securities;

•	limited perquisites;

•	no excise tax gross-ups for new change of control plan participants;

•

annual incentive plan and long-term incentive plan performance grants are subject to a provision in the Company’s 2006 Omnibus Incentive Compensation Plan that requires a “clawback” of such incentive compensation in certain circumstances; and

•	retention of an independent compensation consultant engaged by, and who reports directly to, the Human Resources Committee.

The Company’s pay-for-performance program led to the following actual 2012 compensation being earned:

•

2012 annual incentive base awards were earned at 102.2 percent of target; this payout reflected strong operational performance by the Company in 2012 that was attributed, in part, to continued disciplined cost management, strong energy center performance and regulated utility rate relief; and

•

only 30 percent of the target three-year incentive awards made in 2010 were earned (plus accrued dividends of approximately 5.2 percent) based on total shareholder return relative to the defined peer group over the three-year (2010-2012) measurement period. At the December 31, 2012 vesting date, the PSUs were valued at $30.72 per share rather than the $27.95 value at which such PSUs were granted; as a result, the actual earned amounts equaled 38.6 percent of the original target awards.

The Board unanimously recommends shareholders vote “FOR” the approval of named executive officer compensation on an advisory basis.

Ratification of PwC as Our Independent Registered Public Accounting Firm

As a matter of good corporate governance, the Company is asking shareholders to ratify the appointment of PwC as our independent registered public accounting firm for fiscal 2013. Set forth below is summary information with respect to PwC’s fees for services provided in fiscal 2012 and fiscal 2011.

	Year Ended December 31, 2012	Year Ended December 31, 2011
Audit Fees	$4,355,100	$3,023,026
Audit-Related Fees	1,557,937	531,074
Tax Fees	75,000	50,000
All Other Fees	35,400	20,400

The Board recommends that shareholders vote “FOR” ratifying the appointment of PwC as our independent registered public accounting firm for fiscal 2013.

PROXY STATEMENT OF AMEREN CORPORATION

(First mailed on or about March 11, 2013 to shareholders receiving written materials)

Principal Executive Offices:

One Ameren Plaza

1901 Chouteau Avenue

St. Louis, MO 63103

FORWARD-LOOKING INFORMATION

Statements in this proxy statement not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. These statements are intended to constitute “forward-looking” statements in connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Ameren Corporation (the “Company,” “Ameren,” “we,” “us” and “our”) is providing this cautionary statement to disclose that there are important factors that could cause actual results to differ materially from those anticipated. Reference is made to the 2012 Form 10-K for a list of such factors.

INFORMATION ABOUT THE ANNUAL SHAREHOLDERS MEETING

This solicitation of proxies is made by our Board of Directors (the “Board of Directors” or the “Board”) for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 23, 2013 (the “Annual Meeting”), and at any adjournment thereof. Our Annual Meeting will be held at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, at 9:00 A.M. Central Time.

We are a holding company and our principal direct and indirect subsidiaries include Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”); Ameren Illinois Company, doing business as Ameren Illinois (“Ameren Illinois”); and Ameren Services Company (“Ameren Services”).

VOTING

WHO CAN VOTE

The shares referred to in your proxy card or Notice of Internet Availability of Proxy Materials represent all shares registered in the name(s) shown thereon, including shares held in our dividend reinvestment and stock purchase plan (“DRPlus Plan”) and Ameren’s 401(k) savings plan.

Only shareholders of record of our common stock, $0.01 par value (“Common Stock”) at the close of business on the record date, February 25, 2013, are entitled to vote at the Annual Meeting. In order to conduct the Annual Meeting, holders of more than one-half of the outstanding shares entitled to vote must be present in person or represented by proxy so that there is a quorum. A quorum consists of a majority of the outstanding shares entitled to vote, present or represented by proxy. The voting securities of the Company on February 25, 2013, consisted of 242,634,798 shares of Common Stock. Each share of Common Stock is entitled to one vote. It is important that you vote promptly so that your shares are counted toward the quorum.

In determining whether a quorum is present at the Annual Meeting, shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter and broker non-votes, shall be deemed to be represented at the meeting for quorum purposes. A “broker non-vote” occurs when shares are represented by a proxy, returned by a broker, bank or other fiduciary holding shares as the record holder in nominee or “street” name for a beneficial owner, which gives voting instructions as to at least one of the matters to be voted on but indicates that the record holder does not have the authority to vote or give voting instructions by proxy on a particular matter, such as a non-discretionary matter for which voting instructions have not been given to the record holder by the beneficial owner. Shares as to which voting instructions are given as to at least one of the matters to be voted on shall also be deemed to be so represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares shall be deemed to be represented at the meeting.

The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers. The ratification of the appointment of independent registered public accountants is an example of a routine matter on which brokers may vote in this way. Brokers may not vote their customers’ shares on non-routine matters such as shareholder proposals unless they have received voting instructions from their customers. Under NYSE rules, brokers are not permitted to exercise discretionary voting authority with respect to shares for which voting instructions have not been received, as such voting authority pertains to the election of directors (whether contested or uncontested) and to matters relating to executive compensation. As a result of the NYSE rules, brokers may not vote their customers’ shares in the following matters to be considered at the Annual Meeting: Item (1): Election of Directors; Item (2): Advisory Approval of Executive Compensation; and Item (4): Shareholder Proposal Relating to Report on Reducing Risk in Energy Portfolio through Increased Energy Efficiency and Renewable Energy Resources.

Except as discussed in the following paragraph, in all matters, including the election of directors, every decision of a majority of the shares entitled to vote on the subject matter and represented in person or by proxy at the meeting at which a quorum is present shall be valid as an act of the shareholders. In tabulating the number of votes on such matters (i) shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting as to such matter, (ii) broker non-votes shall not be deemed to be represented at the meeting for the purpose of the vote on such matter or matters, (iii) except as provided in (iv) below, shares represented by a proxy as to which voting instructions are not given as to one or more matters to be voted on shall not be deemed to be represented at the meeting for the purpose of the vote as to such matter or matters, and (iv) a proxy which states how shares will be voted in the absence of instructions by the shareholder as to any matter shall be deemed to give voting instructions as to such matter. Shareholder votes are certified by independent inspectors of election.

With respect to Item (2): Advisory Approval of Executive Compensation, while the Board of Directors intends to carefully consider the shareholder vote resulting from this proposal, the final vote of shareholders will not be binding on the Company, but will be advisory in nature.

The Board of Directors has adopted a confidential shareholder voting policy for proxies, ballots or voting instructions submitted by shareholders. This policy does not prohibit disclosure where it is required by applicable law. In addition, nothing in the confidential shareholder voting policy prohibits shareholders or participants in the Company’s savings investment plans from voluntarily disclosing their votes or voting instructions, as applicable, to the Company’s directors or executive officers, nor does the policy prevent the Company or any agent of the Company from ascertaining which shareholders have voted or from making efforts to encourage shareholders to vote. The policy does not limit the free and voluntary communication between the Company and its shareholders. Except with respect to materials submitted regarding shares allocated to participant accounts in the Company’s savings investment plans, all comments written on proxies, ballots or voting materials, together with the names and addresses of the commenting shareholders, may be made available to Company directors and executive officers.

HOW YOU CAN VOTE

By Proxy.    Before the Annual Meeting, you can give a proxy to vote your shares of the Company’s Common Stock in one of the following ways:

-    by calling the toll-free telephone number;

-    by using the Internet (http://www.proxyvote.com); or

-    by completing and signing a proxy card and mailing it in time to be received before the Annual Meeting.

The telephone and Internet voting procedures are designed to confirm your identity and to allow you to give your voting instructions. If you wish to vote by telephone or the Internet, please follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials. Additional instructions will be provided on the telephone message and website. Please have your proxy card or Notice of Internet Availability of Proxy Materials at hand when voting. If you vote by telephone or Internet, DO NOT mail a proxy card. The telephone and Internet voting facilities will close at 11:59 P.M. Eastern time on April 22, 2013.

If you mail us your properly completed and signed proxy card, or vote by telephone or the Internet, your shares of our Common Stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted as recommended by the Board — FOR the Board’s nominees for director Item (1), FOR the advisory approval of the compensation of our executives disclosed in this proxy statement Item (2), FOR the ratification of the appointment of the independent registered public accounting firm Item (3), AGAINST the shareholder proposal Item (4), and in the discretion of the named proxies upon such other matters as may properly come before the meeting.

If you hold any shares in the 401(k) savings plan of Ameren, your completed proxy card or telephone or Internet proxy vote will serve as voting instructions to the plan trustee and the plan trustee will vote your shares as you have directed. However, your voting instructions must be received at least five days prior to the Annual Meeting in order to count. In accordance with the terms of the plan, the trustee will vote all of the shares held in the plan for which voting instructions have not been received in accordance with instructions received from an independent fiduciary designated by Ameren Services.

If you have shares registered in the name of a bank, broker, or other registered owner or nominee, you should receive instructions from that registered owner about how to instruct them to vote those shares.

In Person. You may come to the Annual Meeting and cast your vote there. Only shareholders of record at the close of business on the record date, February 25, 2013, are entitled to vote at or to attend the Annual Meeting.

HOW YOU CAN REVOKE YOUR PROXY

You may revoke your proxy at any time after you give it and before it is voted by entering a new vote by telephone or the Internet or by delivering either a written revocation or a signed proxy bearing a later date to the Secretary of the Company or by voting in person at the Annual Meeting. To revoke a proxy by telephone or the Internet, you must do so by 11:59 P.M. Eastern Time on April 22, 2013 (following the directions on the proxy card or Notice of Internet Availability of Proxy Materials). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

The Company is permitted and intends to mail only one Notice of Internet Availability of Proxy Materials and/or one annual report and one proxy statement to multiple registered shareholders sharing an address who have received prior notice of our intent and consented to the delivery of one set of proxy materials per address, so long as the Company has not received contrary instructions from one or more of such shareholders. This practice is commonly referred to as “householding.” Householding reduces the volume of duplicate information received at your household and the cost to the Company of preparing and mailing duplicate materials.

If you share an address with other registered shareholders and your household receives one set of the proxy materials and you decide you want a separate copy of the proxy materials, the Company will promptly mail your separate copy if you contact the Office of the Secretary, Ameren Corporation, P.O. Box 66149, St. Louis, Missouri 63166-6149 or by calling toll free 1-800-255-2237 (or in the St. Louis area 314-554-3502). Additionally, to resume the mailing of individual copies of future proxy materials to a particular shareholder, you may contact the Office of the Secretary, and your request will be effective within 30 days after receipt. You may request householding of these documents by providing the Office of the Secretary with a written request to eliminate multiple mailings. The written request must include names and account numbers of all shareholders consenting to householding for a given address and must be signed by those shareholders.

Additionally, the Company has been notified that certain banks, brokers and other nominees may household the Company’s proxy materials for shareholders who hold Company shares with the bank, broker or other nominee in “street” name and have consented to householding. In this case, you may request individual copies of proxy materials by contacting your bank, broker or other nominee.

OTHER ANNUAL MEETING MATTERS

HOW YOU CAN OBTAIN MATERIALS FOR THE ANNUAL MEETING

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 23, 2013:

This proxy statement and our 2012 Form 10-K, including consolidated financial statements, are available to you at http://www.ameren.com/AmerenProxyMaterial.

As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders electronically via the Internet. On March 11, 2013, we began mailing to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice. This proxy statement and the accompanying proxy card are also first being mailed to certain shareholders on or about March 11, 2013. In the same package with this proxy material, you should have received a copy of our 2012 Form 10-K, including consolidated financial statements. When you receive this package, if all of these materials are not included, please contact us and a copy of any missing material will be sent at no expense to you.

You may reach us:

- by mail addressed to

Office of the Secretary

Ameren Corporation

P.O. Box 66149, Mail Code 1370

St. Louis, MO 63166-6149

- by calling toll free 1-800-255-2237 (or in the St. Louis area 314-554-3502).

HOW YOU CAN REVIEW THE LIST OF SHAREHOLDERS

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for 10  days prior to the Annual Meeting, at the Office of the Secretary of the Company.

WEBCAST OF THE ANNUAL MEETING

The Annual Meeting will also be webcast on April 23, 2013. You are invited to visit http://www.ameren.com at 9:00 A.M. CT on April 23, 2013, to hear the webcast of the Annual Meeting. On our home page, you will click on “Live Webcast Annual Meeting April 23, 2013, 9:00 A.M. CT,” then the appropriate audio link. The webcast will remain on our website for one year. You cannot record your vote on this webcast.

ITEMS YOU MAY VOTE ON

ITEM (1): ELECTION OF DIRECTORS

Eleven directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. In the absence of instructions to the contrary, executed proxies will be voted in favor of the election of the persons listed below. In the event that any nominee for election as director should become unavailable to serve, votes will be cast for such substitute nominee or nominees as may be nominated by the Nominating and Corporate Governance Committee of the Board of Directors and approved by the Board of Directors. The Board of Directors knows of no reason why any nominee will not be able to serve as director. The 11 nominees for director who receive the vote of at least a majority of the shares entitled to vote in the election of directors and represented in person or by proxy at the meeting at which a quorum is present will be elected. Shareholders may not cumulate votes in the election of directors. In the event any nominee for re-election fails to obtain the required majority vote, such nominee will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee will evaluate the best interests of the Company and its shareholders and will recommend to the Board the action to be taken with respect to any such tendered resignation. In future years, if there is a nominee, other than a nominee for re-election, that fails to obtain the required majority vote, such nominee will not be elected to the Board and there will be a vacancy on the Board of Directors as a result thereof. Pursuant to the Company’s By-Laws and Restated Articles of Incorporation, any vacancy on the Board of Directors shall be filled by a majority of the directors then in office.

INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS

The nominees for our Board of Directors are listed below, along with their age as of December 31, 2012, tenure as director, other directorships held by such nominee during the previous five years and business background for at least the last five years. Each nominee’s biography below also includes a description of the specific experience, qualifications, attributes or skills of each director or nominee that led the Board to conclude that such person should serve as a director of Ameren at the time that this proxy statement is filed with the SEC. The fact that we do not list a particular experience, qualification, attribute or skill for a director nominee does not mean that nominee does not possess that particular experience, qualification, attribute or skill. In addition to those specific experiences, qualifications, attributes or skills detailed below, each nominee has demonstrated the highest professional and personal ethics, a broad experience in business, government, education or technology, the ability to provide insights and practical wisdom based on their experience and expertise, a commitment to enhancing shareholder value, compliance with legal and regulatory requirements, and the ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company. In assessing the composition of the Board of Directors, the Nominating and Corporate Governance Committee recommends Board nominees so that collectively, the Board is balanced by having the necessary experience, qualifications, attributes and skills and that no nominee is recommended because of one particular criterion, except that the Nominating and Corporate Governance Committee does believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules. See “— CORPORATE GOVERNANCE — Consideration of Director Nominees” below for additional information regarding director nominees and the nominating process.

Each nominee has consented to being nominated for director and has agreed to serve if elected. No arrangement or understanding exists between any nominee and the Company or, to the Company’s knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. All of the nominees are currently directors of the Company and have been previously elected by shareholders at the Company’s prior annual meeting. There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. All of the nominees for election to the Board were unanimously recommended by the Nominating and Corporate Governance Committee of the Board of Directors and were unanimously nominated by the Board of Directors.

STEPHEN F. BRAUER

Chairman and Chief Executive Officer of Hunter Engineering Company, a privately held firm that engages in the design, manufacture and sale of computer-based automotive service equipment worldwide. Mr. Brauer joined Hunter Engineering in 1971, became Chief Operating Officer in 1978 and Chief Executive Officer in 1980. In 2001, Mr. Brauer took a leave of absence from Hunter Engineering to become the United States ambassador to Belgium, serving two and one-half years in that capacity before returning to Hunter Engineering in 2003. Director of the Company since 2006. Age: 67.

Based primarily upon Mr. Brauer’s extensive 33-year executive management and leadership experience as the Chairman and Chief Executive Officer of an industrial manufacturing company; strong strategic planning, accounting, financial, risk management and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board concluded that Mr. Brauer should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

CATHERINE S. BRUNE

President, Allstate Protection Eastern Territory of Allstate Insurance Company, a leading personal lines insurer. Ms. Brune has worked in various managerial capacities for Allstate since 1976. She was elected the company’s youngest officer in 1986, moving into information technology in the early 1990s. In 2002, Ms. Brune was named Allstate’s Senior Vice President, Chief Information Officer. In October 2010, Ms. Brune was named to her current position, where she oversees Property/Casualty operations in 23 states and Canada for Allstate. Ms. Brune is a member of Allstate’s senior leadership team. Director of the Company since 2011. Age: 59.

Based primarily upon Ms. Brune’s extensive executive management and leadership experience as a President and former Chief Information Officer of a leading insurance company; and strong information and technology, strategic planning, regulatory and administrative skills and experience; and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board concluded that Ms. Brune should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

ELLEN M. FITZSIMMONS

Executive Vice President of Law and Public Affairs, General Counsel and Corporate Secretary of CSX Corporation, a leading transportation supplier. Ms. Fitzsimmons joined CSX Corporation in 1991 and has served in her current position since 2003. Ms. Fitzsimmons oversees all legal, government relations and public affairs activities for CSX. During Ms. Fitzsimmons’ tenure with CSX, her responsibilities have included key roles in major risk and corporate governance-related areas. Director of the Company since 2009. Age: 52.

Based primarily upon Ms. Fitzsimmons’ extensive executive and leadership experience as the Executive Vice President, General Counsel and Corporate Secretary of a transportation supplier; strong legal, government relations, public affairs, regulatory, accounting, financial, risk management, internal audit, compliance, corporate governance and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board concluded that Ms. Fitzsimmons should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

WALTER J. GALVIN

Retired Vice Chairman of Emerson Electric Co., an electrical and electronic manufacturer. Mr. Galvin served as Emerson’s Vice Chairman from October 2009 to February 2013. He served as Emerson’s Chief Financial Officer from 1993 until February 2010. He served as a management member of Emerson’s Board of Directors from 2000 to February 2013. Director of the Company since 2007. Other directorships: Emerson Electric Co. (2000-February 2013); F.M. Global Insurance Company (1995-present). Age: 66.

Based primarily upon Mr. Galvin’s extensive executive management and leadership experience as the former Vice Chairman and Chief Financial Officer of an industrial manufacturing company; significant accounting, financial, regulatory, compensation and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board concluded that Mr. Galvin should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

GAYLE P. W. JACKSON, PH.D.

President and Chief Executive Officer of Energy Global, Inc., a consulting firm which specializes in corporate development, diversification and government relations strategies for energy companies. From 2002 to 2004, Dr. Jackson served as Managing Director of FE Clean Energy Group, a global private equity management firm that invests in energy companies and projects in Central and Eastern Europe, Latin America and Asia. Dr. Jackson is a past Deputy Chairman of the Federal Reserve Bank of St. Louis. Director of the Company since 2005. Other directorships: Atlas Energy, Inc. (2009-2011); Atlas Pipeline Partners, L.P. (2005-2009; 2011-present). Age: 66.

Based primarily upon Dr. Jackson’s extensive executive management and leadership experience as the President and Chief Executive Officer of a consulting firm which specializes in corporate development, diversification and government relations strategies for energy companies; strong strategic planning, marketing, banking, regulatory, financial and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board concluded that Dr. Jackson should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

JAMES C. JOHNSON

General Counsel of Loop Capital Markets LLC, a financial services firm, since November 2010. From 1998 until 2009, Mr. Johnson served in a number of responsible positions at The Boeing Company, an aerospace and defense firm, including serving as Vice President, Corporate Secretary and Assistant General Counsel from 2003 until 2007 and, as Vice President and Assistant General Counsel, Commercial Airplanes from 2007 to his retirement in March 2009. Director of the Company since 2005. Other directorships: Hanesbrands Inc. (2006-present). Age: 60.

Based primarily upon Mr. Johnson’s extensive executive management and leadership experience as the General Counsel of a financial services firm; the former Vice President, Corporate Secretary and Assistant General Counsel of an aerospace and defense firm; strong legal, compliance, risk management, board-management relations, corporate governance and compensation skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board concluded that Mr. Johnson should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

STEVEN H. LIPSTEIN

President and Chief Executive Officer of BJC HealthCare, one of the largest non-profit health care organizations in the U.S. Mr. Lipstein joined BJC HealthCare in 1999. From 1982 to 1999, Mr. Lipstein held various executive positions within The University of Chicago Hospitals and Health System and The Johns Hopkins Hospital and Health System. Mr. Lipstein served as Chairman of the Federal Reserve Bank of St. Louis from 2009 to 2011. Director of the Company since 2010. Age: 56.

Based primarily upon Mr. Lipstein’s extensive executive management and leadership experience as the President and Chief Executive Officer of a health care organization; strong strategic planning, banking, regulatory, financial and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board concluded that Mr. Lipstein should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

PATRICK T. STOKES

Former Chairman of Anheuser-Busch Companies, Inc., which was the holding company parent of Anheuser-Busch, Incorporated, a producer and distributor of beer, which was acquired by InBev N.V./S.A. in November 2008. Mr. Stokes served as Chairman of Anheuser-Busch Companies, Inc. from 2006 to November 2008 and was affiliated with Anheuser-Busch since 1969. He served as Senior Executive Vice President of Anheuser-Busch Companies, Inc. from 2000 to 2002 and as President and Chief Executive Officer from 2002 until 2006. Director of the Company since 2004. Director of the following former Ameren subsidiary: CILCORP Inc. (a former Ameren subsidiary that merged with the Company in 2010) (“CILCORP”) (2008-2010). Other directorships: Anheuser-Busch Companies, Inc. (2000-2008); U.S. Bancorp (1992-present); Wilton Brands, Inc. (2010-present (non-reporting company)). Age: 70.

Based primarily upon Mr. Stokes’ extensive executive management and leadership experience as the former Chairman, President and Chief Executive Officer of a beverage producer and distributor; strong strategic planning, banking, regulatory, financial, risk management, compensation, corporate governance and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board concluded that Mr. Stokes should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

THOMAS R. VOSS

Chairman, President and Chief Executive Officer of the Company. Mr. Voss began his career with Ameren Missouri in 1969. He was elected Senior Vice President of Ameren Missouri, Central Illinois Public Service Company (a former Ameren subsidiary that merged with other former Ameren subsidiaries, Central Illinois Light Company (“CILCO”) and Illinois Power Company (“IP”), and then changed its name to Ameren Illinois) (“CIPS”) and Ameren Services in 1999, of CILCORP and CILCO in 2003, and of IP in 2004. He was elected Executive Vice President and Chief Operating Officer of the Company effective in 2005 and Executive Vice President of Ameren Missouri, CIPS, CILCORP, CILCO and IP effective in 2006. In 2007, Mr. Voss was elected Chairman, President and Chief Executive Officer of Ameren Missouri and in connection with certain organizational changes to the Company’s structure and reporting relationships, relinquished his officer positions at CIPS, Ameren Services, CILCO, IP and CILCORP. Effective May 1, 2009, Mr. Voss assumed the position of President and Chief Executive Officer of the Company and relinquished his positions of Executive Vice President and Chief Operating Officer of the Company and Chairman, President and Chief Executive Officer of Ameren Missouri. In 2010, the Board of Directors elected Mr. Voss to the position of Chairman of the Board. Director of the Company since 2009. Director of the following former Ameren subsidiaries: CILCO (2003-2008); IP (2004-2008); CILCORP (2003-2008; 2009-2010). Director of the following Ameren subsidiaries: Ameren Illinois (formerly CIPS) (2001-2008); Ameren Missouri (2001-2009); Ameren Energy Generating Company (2003-2008). Age: 65.

Based primarily upon Mr. Voss’ extensive executive management and leadership experience as the Chairman, President and Chief Executive Officer and former Executive Vice President and Chief Operating Officer of Ameren, and the former Chairman, President and Chief Executive Officer of Ameren Missouri; 44 years of experience with the Company (or subsidiaries); strong strategic planning, financial, regulatory, nuclear operations and administrative skills and experience; and tenure and contributions as a current Board member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board concluded that Mr. Voss should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

STEPHEN R. WILSON

Chairman, President and Chief Executive Officer of CF Industries Holdings, Inc., a manufacturer and distributor of nitrogen and phosphate fertilizer products. Mr. Wilson served as CF Industries Holdings’ Chief Financial Officer from 1991 until 2003, when he was named President and Chief Executive Officer. He was elected Chairman of CF Industries Holdings, Inc. in 2005. Director of the Company since 2009. Other directorships: CF Industries Holdings, Inc. (2005-present); Terra Nitrogen GP, Inc. (2010-present). Age: 64.

Based primarily upon Mr. Wilson’s extensive executive management and leadership experience as the Chairman, President and Chief Executive Officer and the former Chief Financial Officer of an industrial manufacturing company; strong strategic planning, financial, risk management and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board concluded that Mr. Wilson should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

JACK D. WOODARD

Retired Executive Vice President and Chief Nuclear Officer of Southern Nuclear Operating Company, Inc., a subsidiary of The Southern Company, which is a utility holding company. Mr. Woodard joined The Southern Company system in 1971 and in 1993, Mr. Woodard was elected Executive Vice President and Chief Nuclear Officer of Southern Nuclear Operating Company, Inc. He retired in 2004. Mr. Woodard served as an independent adviser to Ameren’s Board of Directors and to the Board’s Nuclear Oversight Committee (predecessor to the Board’s Nuclear Oversight and Environmental Committee) from 2005 until his election as a director. Director of the Company since 2006. Age: 69.

Based primarily upon Mr. Woodard’s extensive executive management and leadership experience as the former Executive Vice President and Chief Nuclear Officer of a utilities company; experience as an adviser to Ameren’s Board and the Nuclear Oversight Committee prior to his election to Ameren’s Board and as a consultant to certain electric utilities and power generation equipment and services supplier companies; strong regulatory, nuclear operations and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board concluded that Mr. Woodard should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THESE DIRECTOR NOMINEES.

BOARD STRUCTURE

Board and Committee Meetings and Annual Meeting Attendance

During 2012, the Board of Directors met eight times. Except for Director Brauer, all directors attended or participated in 75 percent or more of the aggregate number of meetings of the Board and the Board Committees of which they were members.

The Company has adopted a policy under which Board members are expected to attend each shareholders’ meeting. At the 2012 annual meeting of shareholders, 10 of the 11 then-incumbent directors (and nominated for election in 2012) were in attendance.

Director Qualification Standards

The Board of Directors, in accordance with NYSE listing standards, has adopted a formal set of Corporate Governance Guidelines which include certain director qualification standards.

Directors who attain age 72 prior to the date of an annual meeting are required to submit a letter to the Nominating and Corporate Governance Committee offering his or her resignation, effective with the end of the director’s elected term, for consideration by the Committee. The Nominating and Corporate Governance Committee will review the appropriateness of continued service on the Board of Directors by that director and make a recommendation to the Board of Directors and, if applicable, annually thereafter.

In addition, the Corporate Governance Guidelines provide that a director who undergoes a significant change in professional responsibilities, occupation or business association is required to notify the Nominating and Corporate Governance Committee and offer his or her resignation from the Board. The Nominating and Corporate Governance Committee will then evaluate the facts and circumstances and make a recommendation to the Board whether to accept the offered resignation or request that the director continue to serve on the Board.

Board Leadership Structure

The Company’s By-Laws and Corporate Governance Guidelines delegate to the Board of Directors the right to exercise its discretion to either separate or combine the offices of Chairman of the Board and Chief Executive Officer. The Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served by the Board retaining discretion to determine whether the same individual should serve as both Chairman of the Board and Chief Executive Officer. This decision is based upon the Board’s determination of what is in the best interests of the Company and its shareholders, in light of then-current and anticipated future circumstances and taking into consideration succession planning, skills and experience of the individual(s) filling those positions, and other relevant factors. The Board has determined that the Board leadership structure that is most appropriate at this time, given the specific characteristics and circumstances of the Company and the skills and experience of Mr. Voss, is a leadership structure that combines the roles of Chairman of the Board and Chief Executive Officer with Mr. Voss filling those roles for the following primary reasons:

•

such a Board leadership structure has previously served the Company and its shareholders well and the structure serves them well again, based primarily on Mr. Voss’ background, skills and experience, as detailed in his biography above;

•

pursuant to the Company’s Corporate Governance Guidelines, when the Chairman of the Board is the Chief Executive Officer or an employee of the Company, the Company has a designated independent Lead Director (as defined and discussed below), selected by the Company’s Nominating and Corporate Governance Committee and ratified by vote of the non-management directors, with clearly delineated and comprehensive duties and responsibilities as set forth in the Company’s Corporate Governance Guidelines, which provides the Company with a strong counterbalancing governance and leadership structure that is designed so that independent directors exercise oversight of the Company’s management and key issues related to strategy and risk and thus, makes separating the Chairman of the Board and Chief Executive Officer positions at this time unnecessary;

•

only independent directors serve on all standing Board committees, including the Audit and Risk Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee of the Board;

•

non-management directors regularly hold executive sessions of the Board outside the presence of the Chairman, the Chief Executive Officer or any other Company employee and meet in private session with the Chief Executive Officer at every regularly scheduled Board meeting;

•	the Board’s independent directors also hold executive sessions at least once each year, which are led by the Lead Director;

•	the Company has established a Policy Regarding Communications to the Board of Directors for all shareholders and other interested parties;

•	the combined chairman and chief executive officer position continues to be the principal board leadership structure in corporate America and among the Company’s peer companies; and

•	there is no empirical evidence that separating the roles of chairman and chief executive officer improves return for shareholders.

The Board recognizes that depending on the specific characteristics and circumstances of the Company, other leadership structures might also be appropriate. A Board leadership structure that separates the roles of Chairman of the Board and Chief Executive Officer has previously served the Company and its shareholders well and may serve them well in the future. The Company is committed to reviewing this determination on an annual basis.

According to the Company’s Corporate Governance Guidelines, when the Chairman of the Board is the Chief Executive Officer or an employee of the Company, the Nominating and Corporate Governance Committee of the Board of Directors shall select an independent director to preside or lead at each executive session (which selection shall be ratified by vote of the non-management directors of the Board of Directors) (the “Lead Director”). The Company’s Corporate Governance Guidelines set forth the authority, duties and responsibilities of the Board of Directors’ Lead Director as follows: convene and chair meetings of the non-management directors in executive session at each Board meeting; convene and chair meetings of the independent directors in executive session no less than once each year; preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors and independent directors; solicit the non-management directors for advice on agenda items for meetings of the Board; serve as a liaison between the Chairman and Chief Executive Officer and the non-management directors; call meetings of the independent directors; collaborate with the

Chairman and Chief Executive Officer in developing the agenda for meetings of the Board and approve such agendas; consult with the Chairman and Chief Executive Officer on information that is sent to the Board; collaborate with the Chairman and the Chief Executive Officer and the Chairpersons of the standing committees in developing and managing the schedule of meetings of the Board and approve such schedules; and if requested by major shareholders, ensure that he or she is available for consultation and direct communication. In performing the duties described above, the Lead Director is expected to consult with the Chairs of the appropriate Board committees and solicit their participation. The Lead Director also performs such other duties as may be assigned to the Lead Director by the Company’s By-Laws or the Board of Directors.

Risk Oversight Process

Given the importance of monitoring risks, the Board has determined to utilize a committee specifically focused on oversight of the Company’s risk management. The Board has charged its Audit and Risk Committee with oversight responsibility of the Company’s overall business risk management process, which includes the identification, assessment, mitigation and monitoring of risks on a Company-wide basis. The Audit and Risk Committee meets on a regular basis to review the business risk management processes, at which time applicable members of senior management provide reports to the Audit and Risk Committee. While the Audit and Risk Committee retains this responsibility, it coordinates this oversight with other committees of the Board having primary oversight responsibility for specific risks (see “— Board Committees — Standing Committee and Function” below). Each of the Board’s standing committees, in turn, receives regular reports from members of senior management concerning its assessment of Company risks within the purview of such committee. Each such committee also has the authority to engage independent advisers. The risks that are not specifically assigned to a Board committee are considered by the Audit and Risk Committee through its oversight of the Company’s business risk management process. The Audit and Risk Committee then discusses with members of senior management methods to mitigate such risks.

Notwithstanding the Board’s oversight delegation to the Audit and Risk Committee, the entire Board is actively involved in risk oversight. The Audit and Risk Committee annually reviews for the Board which committees maintain oversight responsibilities described above and the overall effectiveness of the business risk management process. In addition, at each of its meetings, the Board receives a report from the Chair of the Audit and Risk Committee, as well as from the Chair of each of the Board’s other standing committees identified below, each of which is currently chaired by an independent director. The Board then discusses and deliberates on the Company’s risk management practices. Through the process outlined above, the Board believes that the leadership structure of the Board supports effective oversight of the Company’s risk management.

Considerations of Risks Associated with Compensation

In evaluating the material elements of compensation available to executives and other Company employees, the Human Resources Committee takes into consideration whether the Company’s compensation policies and practices may incentivize excessive risk behavior. In 2010, the Human Resources Committee, with the assistance of its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”) and Company management, reviewed the Company’s compensation policies and practices for certain design features that were identified by Meridian as having the potential to encourage excessive risk taking, including such features as high variable pay components and short performance periods. Meridian additionally provided the Human Resources Committee in 2010 with a plan-by-plan risk analysis for each of the Company’s short-term, long-term and severance plans (executive and broad-based) to determine if any practices might encourage excessive risk taking on the part of executives and other Company employees. During 2012, the Human Resources Committee updated its review of the Company’s compensation policies, practices and plans, including the incentives that they create and the factors that may reduce the likelihood of excessive risk taking, to determine whether those compensation policies, practices and plans present a material risk to the Company.

The Human Resources Committee identified or implemented several Company compensation design features that effectively managed or mitigated these potential risks, including:

•	an appropriate balance of fixed and variable pay opportunities;

•	caps on incentive plan payouts;

•	the use of multiple performance measures in the Company’s compensation program;

•	performance measured at the corporate level;

•	a mix between short-term and long-term incentives, with an emphasis for executives on rewarding long-term performance;

•	Committee discretion regarding individual executive awards;

•	oversight by non-participants in the plans;

•	the code of conduct, internal controls and other measures implemented by the Company;

•	the existence of anti-hedging policies for executives;

•

annual incentive plan and long-term incentive plan performance grants are subject to a provision in the Ameren Corporation 2006 Omnibus Incentive Compensation Plan (“2006 Omnibus Incentive Compensation Plan”) that requires a “clawback” of such incentive compensation in certain circumstances; and

•	the implementation of stock ownership and holding requirements that are applicable to all members of the Ameren Leadership Team, including the Executives.

In its plan-by-plan evaluation, the Human Resources Committee noted several of the practices of the Company in those plans that mitigate risk, including the balance of fixed and variable pay, the use of multiple metrics, the use of different performance measures for the annual and long-term incentive compensation plans, Committee discretion in payment of incentives in executive plans and payment caps.

Based upon the above considerations, the Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Board Committees

The Board of Directors has a standing Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear Oversight and Environmental Committee and Finance Committee, the chairs and members of which are recommended by the Nominating and Corporate Governance Committee, appointed annually by the Board and are identified below. The Audit and Risk Committee, Human Resources Committee and Nominating and Corporate Governance Committee are comprised entirely of non-management directors, each of whom the Board of Directors has determined to be “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and the Company’s Policy Regarding Nominations of Directors (the “Director Nomination Policy”). In addition, the Nuclear Oversight and Environmental Committee and the Finance Committee are currently comprised entirely of non-management directors, each of whom the Board has also determined to be “independent” under the Director Nomination Policy.

Standing Committee and Function	Chair and Members	Meetings in 2012

Audit and Risk Committee

Appoints and oversees the independent registered public accountants; pre-approves all audit, audit-related services and non-audit engagements with independent registered public accountants; approves the annual internal audit plan, annual staffing plan and financial budget of the internal auditors; reviews with management the design and effectiveness of internal controls over financial reporting; reviews with management and independent registered public accountants the scope and results of audits and financial statements, disclosures and earnings press releases; reviews the appointment, replacement, reassignment or dismissal of the leader of internal audit or approves the retention of, and engagement terms for, any third-party provider of internal audit services; reviews the internal audit function; reviews with management the business risk management processes, which include the identification, assessment, mitigation and monitoring of risks on a Company-wide basis; coordinates its oversight of business risk management with other Board committees having primary oversight responsibilities for specific risks; oversees an annual audit of the Company’s political contributions; performs other actions as required by the Sarbanes-Oxley Act of 2002, the NYSE listing standards and its Charter; establishes a system by which employees may communicate directly with members of the Committee about accounting, internal controls and financial reporting deficiency; and performs its committee functions for all Ameren subsidiaries which are registered companies pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Walter J. Galvin qualifies as an “audit committee financial expert” as that term is defined by the SEC. A more complete description of the duties of the Committee is contained in the Audit and Risk Committee’s Charter available at http://www.ameren.com/Investors.

	Walter J. Galvin, Chairman Stephen F. Brauer Catherine S. Brune Ellen M. Fitzsimmons	9

Standing Committee and Function	Chair and Members	Meetings in 2012

Human Resources Committee

Reviews and approves objectives relevant to the compensation of Chief Executive Officers of the Company and its subsidiaries as well as other executive officers; administers and approves awards under the incentive compensation plan; administers and approves incentive compensation plans, executive employment agreements, if any, severance agreements and change in control agreements; reviews with management, and prepares an annual report regarding, the Compensation Discussion and Analysis section of the Company’s Form 10-K and proxy statement; acts on important policy matters affecting personnel; recommends to the Board amendments to those pension plans sponsored by the Company or one or more of its subsidiaries, except as otherwise delegated; performs other actions as required by the NYSE listing standards and its Charter; and performs its committee functions for all Ameren subsidiaries which are registered companies pursuant to the Exchange Act. A more complete description of the duties of the Committee is contained in the Human Resources Committee’s Charter available at http://www.ameren.com/Investors.

	Patrick T. Stokes, Chairman James C. Johnson Steven H. Lipstein Jack D. Woodard	5

Nominating and Corporate Governance Committee

Adopts policies and procedures for identifying and evaluating director nominees; identifies and evaluates individuals qualified to become Board members and director candidates, including individuals recommended by shareholders; reviews the Board’s policy for director compensation and benefits; establishes a process by which shareholders and other interested persons will be able to communicate with members of the Board; develops and recommends to the Board corporate governance guidelines; oversees the Company’s code of business conduct (referred to as its Corporate Compliance Policy), Code of Ethics for Principal Executive and Senior Financial Officers and the Policy and Procedures With Respect to Related Person Transactions (see “— CORPORATE GOVERNANCE” below); assures that the Company addresses relevant public affairs issues from a perspective that emphasizes the interests of its key constituents (including, as appropriate, shareholders, employees, communities and customers); reviews and recommends to the Board shareholder proposals for inclusion in proxy materials that relate to public affairs and/or corporate social responsibility issues; reviews semi-annually with management the performance for the immediately preceding six months regarding constituent relationships (including, as appropriate, relationships with shareholders, employees, communities and customers); reviews requests for certain charitable contributions in accordance with the Company’s Charitable Contribution Policy; performs other actions as required by the NYSE listing standards and its Charter; and performs its committee functions for all Ameren subsidiaries which are registered companies pursuant to the Exchange Act. A more complete description of the duties of the Committee is contained in the Nominating and Corporate Governance Committee’s Charter available at http://www.ameren.com/Investors.

	James C. Johnson, Chairman Stephen F. Brauer Ellen M. Fitzsimmons Gayle P.W. Jackson	5

Standing Committee and Function	Chair and Members	Meetings in 2012
Nuclear Oversight and Environmental Committee Provides Board-level oversight of the Company’s nuclear power facility as well as long-term plans and strategies of the Company’s nuclear power program; and assists the Board in providing oversight of the Company’s policies, practices and performance relating to environmental affairs. A more complete description of the duties of the Committee is contained in the Nuclear Oversight and Environmental Committee’s Charter available at http://www.ameren.com/Investors.	Jack D. Woodard, Chairman Catherine S. Brune Gayle P.W. Jackson Stephen R. Wilson	5

Finance Committee

Oversees overall financial policies and objectives of the Company and its subsidiaries, including capital project review and approval of financing plans and transactions, investment policies and rating agency objectives; reviews and makes recommendations regarding the Company’s dividend policy; reviews and recommends to the Board the capital budget of the Company and its subsidiaries; reviews, approves and monitors all capital projects with estimated capital expenditures of between $25 million and $50 million; recommends to the Board and monitors all capital projects with estimated capital costs in excess of $50 million; reviews and evaluates potential mergers, acquisitions, participations in joint ventures, divestitures and other similar transactions; approves the investment strategy and asset allocation guidelines for those pension plans sponsored by the Company and its wholly owned subsidiaries (“Company Pension Plans”); approves actions or delegates responsibilities for the investment strategy and asset allocation guidelines for the Company Pension Plans; monitors actuarial assumptions and reviews the investment performance, funded status and projected contributions for the Company Pension Plans; reviews and recommends to the Board the Company’s and its subsidiaries’ debt and equity financing plans; and oversees the Company’s commodity risk assessment process, system of controls and compliance with established risk management policies and procedures. A more complete description of the duties of the Committee is contained in the Finance Committee’s Charter available at http://www.ameren.com/Investors.

	Stephen R. Wilson, Chairman Walter J. Galvin Steven H. Lipstein Patrick T. Stokes	5

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Policies, Committee Charters and Codes of Conduct

The Board of Directors has adopted Corporate Governance Guidelines, a Director Nomination Policy, a Policy Regarding Communications to the Board of Directors, a Policy and Procedures With Respect to Related Person Transactions and written charters for its Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear Oversight and Environmental Committee and Finance Committee. The Board of Directors also has adopted the Company’s code of business conduct (referred to as its Corporate Compliance Policy) applicable to all of the Company’s directors, officers and employees, and the Company’s Code of Ethics for Principal Executive and Senior Financial Officers. These documents and other items relating to the governance of the Company can be found on our website at http://www.ameren.com. These documents are also available in print free of charge to any shareholder who requests them from the Office of the Company’s Secretary.

Human Resources Committee Governance

The Human Resources Committee focuses on good governance practices in its operation. In 2012, this included:

•	considering compensation for the Executives (as defined below) in the context of all of the components of total compensation;

•	requiring several meetings to discuss important decisions;

•	receiving meeting materials several days in advance of meetings;

•	conducting executive sessions with Committee members only; and

•	obtaining professional advice from an independent compensation consultant engaged directly by and who reports to the Committee.

It is the Human Resources Committee’s view that its compensation consultant should be able to render candid and expert advice independent of management’s influence. In February 2012, the Human Resources Committee approved the continued engagement of Meridian as its independent compensation consulting firm. In its decision to retain Meridian as its independent compensation consultant, the Committee gave careful consideration to a broad range of attributes necessary to assist the needs of the Committee in setting compensation, including, but not limited to, the following:

•	a track record in providing independent, objective advice;

•	broad organizational knowledge;

•	industry reputation and experience;

•	in-depth knowledge of competitive pay levels and practices; and

•	responsiveness and working relationship.

Meridian representatives attended all of the Human Resources Committee meetings during 2012. At the Committee’s request, the consultant met separately with the Committee members outside the presence of management at each meeting, and spoke separately with the Committee Chair and other Committee members between meetings, as necessary or desired.

During 2012, the Committee requested of Meridian the following items:

•	competitive market pay and market trend analyses, which assist the Committee in targeting executive compensation at the desired level versus market;

•

comparisons of short-term incentive payouts and financial performance to utility peers, which the Committee uses to evaluate prior-year short-term incentive goals and set future short-term incentive goals;

•	preparation of tally sheets, which the Committee uses to evaluate the cumulative impact of prior compensation decisions;

•	review and advice on the Compensation Discussion and Analysis section included in the Company’s proxy statement to ensure full and clear disclosure;

•	advice in connection with the Committee’s risk analysis of the Company’s compensation policies and practices, in furtherance of the Committee’s responsibilities pursuant to its charter;

•

advice with respect to legal, regulatory and/or accounting considerations impacting Ameren’s compensation and benefit programs, to ensure the Committee is aware of external views regarding the program; and

•	other requests relating to executive compensation issues.

Other than services provided to the Human Resources Committee as set forth above and for the Nominating and Corporate Governance Committee as described below, Meridian did not perform any other services for the Company or any of its subsidiaries in 2012.

Pursuant to its letter agreement with the Committee, if the Company or management of the Company proposes that Meridian perform services for the Company or management of the Company other than in Meridian’s retained role as consultant to the Committee and the Nominating and Corporate Governance Committee, any such proposal is required to be submitted to the Committee for approval before such services begin.

In February 2012, the Nominating and Corporate Governance Committee also approved the continued engagement of Meridian as its independent consulting firm with respect to director compensation matters. See “— DIRECTOR COMPENSATION — Role of Director Compensation Consultant” below for a description of the services Meridian provided to the Nominating and Corporate Governance Committee in 2012.

In December 2012, each of the Human Resources Committee and Nominating and Corporate Governance Committee established procedures for the purpose of determining whether the work of any compensation consultant raised any conflict of interest. Pursuant to such procedures each such committee considered various factors, including the six factors mandated by SEC rules, and determined that with respect to executive and director compensation-related matters, respectively, no conflict of interest was raised by the work of Meridian described in this proxy statement.

Delegation of Authority

The Human Resources Committee has delegated authority to the Company’s Administrative Committee, comprised of designated members of management, to approve changes, within specified parameters, to certain of the Company’s retirement plans.

Role of Executive Officers

The role of executive officers in compensation decisions for 2012 is described below under “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS — Role of Executive Officers.” Mr. Voss, as Chief Executive Officer of the Company, was not involved in determining his own compensation. See “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS — Timing of Compensation Decisions and Awards” below.

Human Resources Committee Interlocks and Insider Participation

The current members of the Human Resources Committee of the Board of Directors, Messrs. Johnson, Lipstein, Stokes and Woodard, were not at any time during 2012 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under applicable SEC rules.

No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board of Directors or the Human Resources Committee during 2012.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with the Company’s Director Nomination Policy, a copy of which is attached hereto as Appendix A. Briefly, the Committee will consider as a candidate any director of the Company who has indicated to the Committee that he or she is willing to stand for re-election as well as any other person who is recommended by any shareholders of the Company who provide the required information and certifications within the time requirements, as set forth in the Director Nomination Policy. The Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees. In 2012, the Company made payments in the approximate amount of $42,500 to Robert Gariano Associates, which was engaged by the Committee, to assist in identifying and evaluating potential director nominees.

In considering a potential nominee for the Board, shareholders should note that in selecting candidates, the Nominating and Corporate Governance Committee endeavors to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who display the independence to effectively represent the best interests of all shareholders. Candidates are selected for their ability to exercise good judgment, and to provide practical insights and diverse perspectives. Candidates also will be assessed in the context of the then-current composition of the Board, the operating requirements of the Company and the long-term interests of all shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee will, in connection with its assessment and recommendation of candidates for director, consider diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills) and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board. Although the Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process and under no circumstances will the Committee evaluate nominees recommended by a shareholder of the Company pursuant to a process substantially different than that used for other nominees for the same election or appointment of directors.

The Nominating and Corporate Governance Committee considers the following qualifications at a minimum in recommending to the Board potential new Board members, or the continued service of existing members:

•	the highest professional and personal ethics;

•	broad experience in business, government, education or technology;

•	ability to provide insights and practical wisdom based on their experience and expertise;

•	commitment to enhancing shareholder value;

•	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•	compliance with legal and regulatory requirements;

•	ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company; and

•	independence; a majority of the Board shall consist of independent directors, as defined by the Company’s Director Nomination Policy. See “— Director Independence” below.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules. In addition, because the Company is committed to maintaining its tradition of inclusion and diversity within the Board, each assessment and selection of director candidates will be made by the Nominating and Corporate Governance Committee in compliance with the Company’s policy of non-discrimination based on race, color, religion, sex, national origin, ethnicity, age, disability, veteran status, pregnancy, marital status, sexual orientation or any other reason prohibited by law. The Nominating and Corporate Governance Committee considers and assesses the implementation and effectiveness of its diversity policy in connection with Board nominations annually to assure that the Board contains an effective mix of individuals to best advance the Company’s long-term business interests.

The Company’s Corporate Governance Guidelines provide that if a director has a significant change in professional responsibilities, occupation or business association, he or she is required to notify the Nominating and Corporate Governance Committee and offer his or her resignation from the Board. The Nominating and Corporate Governance Committee will evaluate the facts and circumstances and make a recommendation to the Board whether to accept the resignation or request the director to continue to serve on the Board.

The Company’s Director Nomination Policy requires all directors standing for re-election to agree that in the event any director fails to obtain the required majority vote at an annual meeting of shareholders, such director will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee and recommendation to the Company’s Board.

Executive Sessions of Non-management Directors and of Independent Directors

The non-management directors meet privately in executive sessions to consider such matters as they deem appropriate, without management being present, as a routinely scheduled agenda item for every Board meeting. An executive session including only independent directors as defined by the NYSE listing standards is also held no less than once each year. During 2012, all non-management directors were independent (see “— Director Independence” below). Patrick T. Stokes, who currently serves as the Lead Director, presides at the executive sessions of non-management directors and the executive sessions of independent directors. The Lead Director’s duties also include those detailed under “— Board Leadership Structure” above.

Director Independence

Pursuant to NYSE listing standards, the Company’s Board of Directors has adopted a formal set of categorical independent standards with respect to the determination of director independence. These standards are set forth in the Company’s Director Nomination Policy, as amended, attached to this proxy statement as Appendix A. The provisions of the Director Nomination Policy regarding director independence meet and in some areas exceed the listing standards of the NYSE. In accordance with the Director Nomination Policy, in order to be considered independent a director must be determined to have no material relationship with the Company other than as a director. The Director Nomination Policy specifies the criteria by which the independence of our directors will be determined.

Under the Director Nomination Policy, an “independent director” is one who:

•	has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company;

•	is not an employee of the Company and no member of his or her immediate family is an executive officer of the Company;

•	has not been employed by the Company and no member of his or her immediate family has been an executive officer of the Company during the past three years;

•

has not received and no member of his or her immediate family has received more than $120,000 per year in direct compensation from the Company in any capacity other than as a director or as a pension for prior service during the past three years;

•

is not currently a partner or employee of a firm that is the Company’s internal or external auditor; does not have an immediate family member who is a current partner of the Company’s internal or external auditor; does not have an immediate family member who is a current employee of the Company’s internal or external auditor and who personally works on the Company’s audit; and for the past three years has not, and no member of his or her immediate family has been a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

•

is not and no member of his or her immediate family is currently, and for the past three years has not been, and no member of his or her immediate family has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director or an immediate family member of the director;

•

is not an executive officer or an employee, and no member of his or her immediate family is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single year, exceeds the greater of $1 million, or two percent of such other company’s consolidated revenues during any of the past three years;

•	is free of any relationships with the Company that may impair, or appear to impair his or her ability to make independent judgments; and

•

is not and no member of his or her immediate family is employed as an executive officer of a charitable organization that receives contributions from the Company or a Company charitable trust, in an amount which exceeds the greater of $1 million or two percent of such charitable organization’s total annual receipts.

For purposes of determining a “material relationship,” the following standards are utilized:

•

any payments by the Company to a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

•

the aggregate amount of such payments must not exceed two percent of the Company’s consolidated gross revenues; provided, however, there may be excluded from this two percent standard payments arising from (a) competitive bids which determined the rates or charges for the services and (b) transactions involving services at rates or charges fixed by law or governmental authority.

For purposes of these independence standards, (i) immediate family members of a director include the director’s spouse, parents, stepparents, children, stepchildren, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares the director’s home and (ii) the term “primary business affiliation” means an entity of which the director or the director’s immediate family member is a principal/executive officer or in which the director or the director’s immediate family member holds at least a five percent equity interest.

In accordance with the Director Nomination Policy, the Board undertook its annual review of director and director nominee independence. During this review, the Board considered transactions and relationships between each director and director nominee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors, nominees or any member of their immediate family (or any entity of which a director, director nominee or an immediate family member is an executive officer, general partner or significant equity holder). As provided in the Director Nomination Policy, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director or nominee is independent.

This review specifically included all transactions with entities with which the directors and nominees are associated. Certain directors are employed by or otherwise associated with companies which purchased energy services from subsidiaries of the Company, which services were either rate-regulated or competitively bid. In particular, the Board reviewed non rate-regulated and non-competitively bid transactions between subsidiaries of the Company and Emerson Electric Co. and BJC HealthCare and their respective subsidiaries and affiliates since the aggregate amount involved in such transactions exceeded $120,000. Mr. Galvin was the Vice Chairman of Emerson Electric Co. (having retired from such position in February 2013), which, together with its subsidiaries (“Emerson”), purchased rate-regulated energy services from and made utility pole attachment license payments to Company subsidiaries that totaled approximately $1.8 million in 2012. Certain Company subsidiaries purchased, on a negotiated basis, engineering system support and consulting services, as well as electric motors, control valves and associated instrumentation and other materials from Emerson that totaled approximately $2.3 million in 2012. The Board determined that its subsidiaries followed the Company procurement and sales policies and procedures, that the commercial transactions were significantly below the thresholds under the director independence requirements (including the Company’s standard for determining “material relationships”), that the relationship with Emerson serves the best interests of the Company and its shareholders and should continue, and that Mr. Galvin did not personally benefit from or have a direct or indirect material interest in the transactions and therefore, such transactions do not create a conflict of interest, do not affect Mr. Galvin’s independence and are not Related Person Transactions (as defined under “— Policy and Procedures With Respect to Related Person Transactions” below). Mr. Johnson is General Counsel of Loop Capital Markets LLC (“Loop Capital”) which received underwriting fees in connection with a negotiated debt offering of a Company subsidiary that totaled $130,000 in 2012. The Board determined that the subsidiary followed the Company procurement and sales policies and procedures, that the commercial transaction was significantly below the thresholds under the director independence requirements (including the Company’s standard for determining “material relationships”), that the transaction with Loop Capital served the best interests of the Company and its shareholders, and that Mr. Johnson did not personally benefit from or have a direct or indirect material interest in the transaction and therefore, such transaction does not create a conflict of interest, does not affect Mr. Johnson’s independence and is not a Related Person Transaction. Mr. Lipstein is President and Chief Executive Officer of BJC HealthCare which, together with its affiliates (“BJC HealthCare”), purchased rate-regulated energy services from and made certain facility relocation-related utility payments to Company subsidiaries that totaled approximately $17.9 million and $194,000, respectively, in 2012. Certain Company subsidiaries made claims payments, on a negotiated basis, to BJC HealthCare, one of the health care providers under our group health plan that totaled approximately $9.7 million in 2012. The Board determined that its subsidiaries followed the Company procurement and sales policies and procedures, that the commercial transactions were significantly below the thresholds under the director independence requirements (including the Company’s standard for determining “material relationships”), that the relationship with BJC HealthCare serves the best interests of the Company and its shareholders and should continue, and that Mr. Lipstein did not personally benefit from or have a direct or indirect material interest in the transactions and therefore, such transactions do not create a conflict of interest, do not affect Mr. Lipstein’s independence and are not Related Person Transactions.

The Board also reviewed all contributions made by the Company and its subsidiaries to charitable organizations with which the directors or their immediate family members serve as an executive officer. The Board determined that the contributions were consistent with similar contributions, were approved in accordance with the Company’s normal procedures and were under the thresholds of the director independence requirements.

All of the referenced transactions discussed above were ordinary course commercial transactions made on an arms length basis and on terms comparable to those generally available to unaffiliated third parties under the same or similar circumstances. The Board considered each of these transactions and relationships and determined that none of them was material or affected the independence of directors involved under either the general independence standards contained in the NYSE’s listing standards or the categorical standards contained in our Director Nomination Policy.

As a result of this review, the Board, at its meeting in February 2013, affirmatively determined that the following directors are independent under the standards set forth in the Director Nomination Policy: Stephen F. Brauer, Catherine S. Brune, Ellen M. Fitzsimmons, Walter J. Galvin, Gayle P.W. Jackson, James C. Johnson, Steven H. Lipstein, Patrick T. Stokes, Stephen R. Wilson and Jack D. Woodard; and that Thomas R. Voss, as Chief Executive Officer of the Company, is not independent under the Director Nomination Policy.

All members of the Audit and Risk Committee, the Human Resources Committee, the Nominating and Corporate Governance Committee, the Nuclear Oversight and Environmental Committee and the Finance Committee of the Board of Directors are independent under the standards set forth in the Director Nomination Policy.

Policy and Procedures With Respect to Related Person Transactions

The Board of Directors has adopted the Ameren Corporation Policy and Procedures With Respect to Related Person Transactions. This written policy provides that the Nominating and Corporate Governance Committee will review and approve Related Person Transactions (as defined below); provided that the Human Resources Committee will review and approve the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose annual compensation exceeds $120,000. The Chair of the Nominating and Corporate Governance Committee has delegated authority to act between Committee meetings.

The policy defines a “Related Person Transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the

Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than (1) competitively bid or regulated public utility services transactions; (2) transactions involving trustee type services; (3) transactions in which the Related Person’s interest arises solely from ownership of Company equity securities and all equity security holders received the same benefit on a pro rata basis; (4) an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction if (i) the compensation arising from the relationship or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules, or (ii) the executive officer is not an immediate family member of another executive officer or director and such compensation would have been reported under the SEC’s executive and director compensation proxy statement disclosure rules as compensation earned for services to the Company if the executive officer was a named executive officer as that term is defined in the SEC’s executive and director compensation proxy statement disclosure rules, and such compensation has been or will be approved, or recommended to our Board of Directors for approval, by the Human Resources Committee of our Board of Directors; or (5) if the compensation of or transaction with a director is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules.

“Related Person” is defined as (1) each director, director nominee and executive officer of the Company, (2) five percent or greater beneficial owners, (3) immediate family members of the foregoing persons and (4) any entity in which any of the foregoing persons is a general partner or principal or in a similar position or in which such person and all other related persons to such person has a 10 percent or greater beneficial interest.

The Office of the Corporate Secretary of the Company assesses whether a proposed transaction is a Related Person Transaction for purposes of the policy.

The policy recognizes that certain Related Person Transactions are in the best interests of the Company and its shareholders.

The approval procedures in the policy identify the factors the Nominating and Corporate Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to pre-approved Related Person Transactions. The Nominating and Corporate Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Corporate Governance Committee, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a general partner, 10 percent or greater shareholder or executive officer; the availability and costs of other sources for comparable products or services; the terms of the transaction; the terms available to or from unrelated third parties or to employees generally; and an analysis of the significance of the transaction to both the Company and the Related Person. The Nominating and Corporate Governance Committee will approve only those Related Person Transactions (a) that are in compliance with applicable SEC rules and regulations, NYSE listing requirements and the Company’s policies, including but not limited to the Corporate Compliance Policy and (b) that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Nominating and Corporate Governance Committee determines in good faith.

The policy provides for the annual pre-approval by the Nominating and Corporate Governance Committee of certain Related Person Transactions that are identified in the policy, as the policy may be supplemented and amended. Based on the standards described above and certain determinations made by the Board discussed under “— Director Independence” (such discussion describing certain commercial transactions involving the Company and entities associated with Directors Galvin, Johnson and Lipstein in which the Board determined, based on the analysis described above and under “— Director Independence,” neither Director Galvin, Johnson nor Lipstein had a direct or indirect material interest in those transactions), we had no Related Person Transactions in 2012. In addition, no Related Person Transactions were pre-approved for 2013 and no Related Person Transactions are currently proposed.

Legal and Regulatory Matters

In 2012, BJC HealthCare, in conjunction with other industrial customers as a coalition, acted as a intervenor in Missouri Public Service Commission proceedings relating to an Ameren Missouri request for changes to its electric service delivery rates. Director Lipstein, President and Chief Executive Officer of BJC HealthCare, did not participate in Ameren’s Board and Committee deliberations relating to these matters.

Policy Regarding Communications to the Board of Directors

The non-management directors of the Board of Directors have adopted a policy for shareholders and other interested persons to send communications to the Board. Shareholders and other interested persons who desire to communicate with the Company’s directors or a particular director may write to: Ameren Corporation Board of Directors, c/o Head of Investor Relations, Mail Code 202, 1901 Chouteau Avenue, St. Louis, Missouri 63103. E-mail communications to directors should be sent to directorcommunication@ameren.com. All communications should not exceed 500 words in length and must be accompanied by the following information: if the person submitting the communication is a shareholder, a statement of the number of shares of the Company’s Common Stock that the person holds; if the person submitting the communication is not a shareholder and is submitting the communication to the Lead Director or the non-management directors as an interested party, the nature of the person’s interest in the Company; any special interest, meaning an interest not in the capacity of a shareholder of the Company, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication. Communications received from shareholders and other interested persons to the Board of Directors will be reviewed by the Head of Investor Relations and if they are relevant to, and consistent with, the Company’s operations and policies that are approved by all non-management members of the Board and if they conform to the procedural requirements of the Policy, they will be forwarded by the Office of the Corporate Secretary to the Lead Director or applicable Board member or members as expeditiously as reasonably practicable.

Annual Assessment of Board, Board Committee and Individual Director Performance

The Board of Directors reviews its performance, structure and processes in order to assess how effectively it is functioning. This assessment is implemented and administered by the Nominating and Corporate Governance Committee through an annual Board self-evaluation survey and director peer assessment. Further, each of the Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear Oversight and Environmental Committee and Finance Committee of the Board conducts an annual evaluation of its performance. After reviewing the Board self-evaluations and director peer assessments, the Lead Director discusses the Board’s effectiveness with each director individually. The Lead Director reports on the Board self-evaluations and director peer assessments. The full Board of Directors discusses the

Board self-evaluation, director peer assessment and committee evaluation reports to determine what, if any, action could improve (1) Board and Board committee performance and (2) if necessary, a director’s performance as it relates to the overall effectiveness of the Board.

In addition to the performance evaluations and assessments described above, the Nominating and Corporate Governance Committee also reviews annually the performance of all incumbent directors who are eligible for re-election at the Company’s next annual meeting of shareholders.

DIRECTOR COMPENSATION

Role of Director Compensation Consultant

As noted above under “— CORPORATE GOVERNANCE — Human Resources Committee Governance — Role of Compensation Consultant,” the Nominating and Corporate Governance Committee directly retained Meridian to advise it with respect to director compensation matters. During 2012, Meridian conducted an outside director market pay analysis for the Nominating and Corporate Governance Committee, as discussed further under “— Fees and Stock Awards” below, and attended a Committee meeting to discuss the analysis. Pursuant to policies and procedures established by the Board of Directors for the purposes of determining whether the work of any compensation consultant raised any conflict of interest, the Nominating and Corporate Governance Committee determined that with respect to director compensation-related matters, no conflict of interest was raised by the work of Meridian described in this proxy statement.

Fees and Stock Awards

The compensation program for non-management directors is reviewed on an annual basis by the Nominating and Corporate Governance Committee with a view to provide a pay program that compensates non-management directors at the median of the market. For 2012, this review, in consultation with its director compensation independent consultant, included an evaluation of a comparative peer group of companies that was identical to the 2011 PSUP peer group (as discussed under “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentives: Performance Share Unit Program (“PSUP”)” in the proxy statement prepared in connection with the Company’s 2012 annual meeting of shareholders) to determine the overall competitiveness of pay and prevalence of program features of Ameren’s director compensation program.

The Nominating and Corporate Governance Committee recommended and the Board of Directors of Ameren has previously approved the following compensation program, which was in place for fiscal year 2012, for each director who is not an employee of the Company:

•	an annual cash retainer of $55,000 payable in 12 equal installments;

•

an award of immediately vested shares of the Company’s Common Stock equaling approximately $85,000 provided annually to all directors on or about January 1; in addition, an award of immediately vested shares of the Company’s Common Stock equaling approximately $85,000 shall also be provided to new directors upon initial election to the Board;

•	a fee of $1,750 for each Board meeting attended;

•	a fee of $1,750 for each Board committee meeting attended;

•

an additional annual cash retainer of $20,000 for the Lead Director and $10,000 for the Chairpersons of the Human Resources Committee, the Nominating and Corporate Governance Committee and the Finance Committee;

•

an additional annual cash retainer of $15,000 for the Chairpersons of the Audit and Risk Committee and the Nuclear Oversight and Environmental Committee, and an additional $10,000 annual cash retainer for the other members of the Audit and Risk Committee and the Nuclear Oversight and Environmental Committee;

•	an additional annual cash retainer of $5,000 for members of the Human Resources Committee, the Nominating and Corporate Governance Committee and the Finance Committee;

•	reimbursement of customary and usual travel expenses; and

•	eligibility to participate in a nonqualified deferred compensation program, as described below.

Directors who are employees of the Company do not receive compensation for their services as a director.

The following table sets forth the compensation paid to non-management directors for fiscal year 2012, other than reimbursement for travel expenses.

DIRECTOR COMPENSATION TABLE

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	Option Awards(3) ($) (d)	Non-Equity Incentive Plan Compensation(3) ($) (e)	Change In Pension Value and Nonqualified Deferred Compensation Earnings(4) ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
S.F. Brauer	92,758	85,014	–	–	–	–	177,772
C.S. Brune	108,250	85,014	–	–	–	–	193,264
E.M. Fitzsimmons	108,508	85,014	–	–	–	–	193,522
W.J. Galvin	110,012	85,014	–	–	21,092	–	216,118
G.P.W. Jackson	101,508	85,014	–	–	–	–	186,522
J.C. Johnson	101,508	85,014	–	–	–	–	186,522
S.H. Lipstein	89,516	85,014	–	–	–	–	174,530
P.T. Stokes	123,262	85,014	–	–	15,684	–	223,960
S.R. Wilson	108,250	85,014	–	–	–	–	193,264
J.D. Woodard	110,012	85,014	–	–	9,264	–	204,290

(1)	Represents the cash retainer and fees for service on the Board of Directors and its committees and meeting attendance as discussed above.

(2)	As discussed above, the annual grants of immediately vested shares of the Company’s Common Stock equaling approximately $85,000 were awarded to Directors Brauer, Brune, Fitzsimmons, Galvin, Jackson, Johnson, Lipstein, Stokes, Wilson and Woodard on January 20, 2012. The price at which such shares were granted to the non-management directors pursuant to the 2006 Omnibus Incentive Compensation Plan was $31.64 per share on January 20, 2012. As of December 31, 2012, Directors Galvin, Stokes and Woodard each had an aggregate of 12,305 deferred Stock Units (as defined below) accumulated in their deferral accounts from deferrals of annual stock awards, including additional deferred Stock Units credited as a result of dividend equivalents earned with respect to the deferred Stock Units (see “— Directors Deferred Compensation Plan Participation” below).

(3)	No stock option awards or payouts under non-equity incentive plans were received by any non-management director in 2012.

(4)	Ameren does not have a pension plan for non-management directors. The amount in this column consists solely of the above market earnings on cash compensation deferred with respect to plan years beginning on or prior to January 1, 2010 for deferrals made prior to January 1, 2010 (see “— Directors Deferred Compensation Plan Participation” below). There are no above-market or preferential earnings on compensation deferred with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010.

Directors Deferred Compensation Plan Participation

The Ameren Corporation Deferred Compensation Plan for Members of the Board of Directors, as amended (the “Directors Deferred Compensation Plan”), offers non-management directors the option to defer all or part of their annual cash retainers, meeting fees and Company Common Stock share awards as described below. The deferred compensation plan available to directors prior to 2009 permitted non-management directors to defer only annual cash retainers and meeting fees. In 2012, Directors Galvin, Stokes and Woodard elected to defer their annual Board and Board committee cash retainers, meeting fees and 2012 stock award under the Directors Deferred Compensation Plan.

All deferrals of Company Common Stock awards pursuant to the Directors Deferred Compensation Plan are converted to “Stock Units,” representing each share of Company Common Stock awarded to and deferred by the participant. Stock Units are not considered actual shares of Company Common Stock and participants have no rights as an Ameren shareholder with respect to any Stock Units until shares of Company Common Stock are delivered in accordance with the Directors Deferred Compensation Plan. Participants will have the right to receive dividend equivalents on Stock Units as of each dividend payment date, which are to be converted to additional Stock Units on the dividend payment date of Company Common Stock in accordance with the 2006 Omnibus Incentive Compensation Plan. The price used for converting dividend equivalents to additional Stock Units is determined using the same methodology as the price used for calculating the number of additional shares purchased as of such dividend payment date under the Ameren DRPlus Plan.

All payments under the Directors Deferred Compensation Plan relating to deferrals of a director’s Company Common Stock award (including dividend equivalents which will be converted into additional Stock Units) will be made in the form of one share of Company Common Stock for each whole Stock Unit and cash equal to the fair market value of each fraction thereof. Each such share of Company Common Stock will be distributed subject to the terms of and pursuant to the 2006 Omnibus Incentive Compensation Plan and the related award agreement issued to the director thereunder.

With respect to retainer and meeting fees, deferred amounts, plus an interest factor, are used to provide payout distributions following completion of Board service and certain death benefits. In 2009, the Company adopted an amendment to the Directors Deferred Compensation Plan which amended the portion of the Directors Deferred Compensation Plan relating to the interest crediting rates used for cash amounts deferred with respect to plan years commencing on and after January 1, 2010. In October 2010, the Company adopted an amendment to the Directors Deferred Compensation Plan for plan years beginning on and after January 1, 2011 to change the measurement period for the applicable interest rates for cash amounts deferred under such plan prior to January 1, 2010. Pursuant to the amended Directors Deferred Compensation Plan, cash amounts deferred (and interest attributable thereto) accrue interest at the rate to be applied to the participant’s account balance depending on (1) the plan year for which the rate is being calculated and (2) the year in which the deferral was made, as follows:

Table A
Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	150 percent of the average of the monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Directors Deferred Plan Index Rate”) for the calendar year immediately preceding such plan year — for 2012 such interest crediting rate was 7.10 percent

Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	120 percent of the applicable federal long-term rate, with annual compounding (as prescribed under the Internal Revenue Code of 1986 (the “IRC”)) (“AFR”) for the December immediately preceding such plan year (the “Directors Deferred Plan Interest Rate”) — for 2012 such interest crediting rate was 3.37 percent

After the participant director retires or dies, the deferred amounts (and interest attributable thereto) accrue interest as follows:

Table B
Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	Average monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Directors Deferred Plan Base Index Rate”) for the calendar year immediately preceding such plan year — for 2012 such interest crediting rate was 4.73 percent

Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	Directors Deferred Plan Interest Rate — for 2012 such interest crediting rate was 3.37 percent

As a result of the changes described in the narrative preceding the tables above, there are no above-market or preferential earnings on compensation deferred with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010.

A participant director may choose to receive the deferred amounts upon ceasing to be a member of the Company’s Board of Directors in a lump sum payment or in installments over a set period of up to 15 years. However, in the event a participant ceases being a member of the Company’s Board of Directors prior to age 55, the balance in such participant’s deferral account shall be distributed in a lump sum to the participant within 30 days of the date the participant ceases being a member of the Company’s Board of Directors. In the event a participant ceases being a member of the Company’s Board of Directors prior to attainment of at least 55 years of age and after the occurrence of a Change of Control (as hereinafter defined under “EXECUTIVE COMPENSATION — OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS — Change of Control Protection — In General — Change of Control Severance Plan”), the balance in such director’s deferral account, with any interest payable as described in Table A above, shall be distributed in a lump sum to the director within 30 days after the date the director ceases being a member of the Board of Directors. In the event that the Company ceases to exist or is no longer publicly traded on the NYSE or the NASDAQ Stock Market (“NASDAQ”), upon the occurrence of such Change of Control, any Stock Units held by a participating director will be converted to a cash value upon the Change of Control and thereafter will be credited with interest as described in Table A above. The cash value of the Stock Unit will equal the value of one share of Company Common Stock based upon the closing price on the NYSE or NASDAQ on the last trading day prior to the Change of Control.

Director Stock Ownership Requirement

Since 2007, the Company has had a stock ownership requirement applicable to all of its non-management directors. Under this requirement, as set forth in the Company’s Corporate Governance Guidelines, within five years of the January 1, 2007 effective date or within five years after initial election to the Board, all non-management directors are required to own Company Common Stock equal in value to at least five times their base annual cash retainer and hold such amount of stock throughout their directorship.

At any time, if a non-management director has not satisfied the requirement, such director must retain at least 50 percent of the after-tax shares acquired subsequent to January 1, 2012 under Ameren’s equity compensation programs.

ITEM (2): ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

In accordance with Rule 14a-21(a) of the Exchange Act, the Company is providing shareholders with the right to cast an advisory vote to approve the compensation of the Executives at the Annual Meeting. This proposal, commonly known as a “say-on-pay” proposal, provides shareholders with the opportunity to endorse or not endorse the Company’s compensation program for Executives through the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures in this proxy statement.”

As described in the Compensation Discussion and Analysis section of this proxy statement, the Company has adopted an Executive compensation philosophy which provides for a competitive total compensation program based on the size-adjusted median of the range of compensation paid by similar utility industry companies, adjusted for the Company’s short- and long-term performance and the individual Executive’s performance. The Company’s compensation program for 2012 was substantially similar to the 2011 program approved by 94 percent of votes cast by shareholders. The Company believes that the Human Resources Committee, which is responsible for establishing the compensation of Executives, has appropriately designed the compensation program to align the long-term interests of the Executives with that of shareholders to maximize shareholder value. Our Board has a long-standing commitment to good corporate governance and recognizes the interests that shareholders have in Executive compensation. The Company encourages shareholders to review closely the Compensation Discussion and Analysis, the compensation tables and the other narrative executive compensation disclosures contained in this proxy statement. The Company organized this information to explain each element of its Executive compensation program and to provide certain compensation-related information for the Executives for the past three years as required by SEC rules.

Highlights of the Company’s Executive compensation program, as described in the Compensation Discussion and Analysis section, include:

•	pay opportunities that are appropriate to the size of the Company when compared to other companies in the utility industry;

•	a pay program that is heavily performance-based, using multiple performance measures;

•	full disclosure of the financial performance drivers used in our incentives, in numeric terms;

•	a long-term incentives program that is entirely performance-based and aligned with shareholder interests through a link to stock price and measurement of stock performance versus peer companies;

•	no backdating or repricing of stock options (none of the Executives hold any options to purchase shares of Company stock);

•	stock ownership requirements for Executives, which align the interests of the Executives and shareholders;

•	a prohibition against any transaction by directors and employees of the Company and its subsidiaries which hedges (or offsets) any decrease in the value of Company equity securities;

•	limited perquisites;

•	no excise tax gross-ups for new change of control plan participants;

•

annual incentive plan and long-term incentive plan performance grants are subject to a provision in the 2006 Omnibus Incentive Compensation Plan that requires a “clawback” of such incentive compensation in certain circumstances; and

•	retention of an independent compensation consultant engaged by, and who reports directly to, the Human Resources Committee.

In light of the foregoing, the Board of Directors unanimously recommends voting FOR ITEM (2). As an advisory vote, this proposal is not binding on the Company. However, the Board of Directors values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of this vote when developing future compensation programs for Executives. It is currently expected that shareholders will be given an opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with the Company’s annual meeting in 2014.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE EXECUTIVES DISCLOSED IN THIS PROXY STATEMENT.

ITEM (3): RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013

The Company is asking its shareholders to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. PwC was appointed by the Audit and Risk Committee.

Although ratification by the shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the shareholders. In the event the shareholders fail to ratify the appointment, the Audit and Risk Committee will consider this factor when making any determination regarding PwC. Even if the selection is ratified, the Audit and Risk Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Passage of the proposal requires the affirmative vote of a majority of the shares entitled to vote on the proposal and represented in person or by proxy at the meeting at which a quorum is present.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PWC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

ITEM (4): SHAREHOLDER PROPOSAL RELATING TO REPORT ON REDUCING RISK IN ENERGY PORTFOLIO THROUGH INCREASED ENERGY EFFICIENCY AND RENEWABLE ENERGY RESOURCES

The proponent of the shareholder proposal described below notified the Company of his intention to attend the Annual Meeting to present the proposal for consideration and action. The name and address of the proponent and the number of shares he holds will be furnished by the Secretary of the Company upon receipt of any telephonic or written request for such information. The proposal contains assertions that we believe are incorrect or misleading. The Company is not responsible for the accuracy or content of the proposal and supporting statement presented below which, following SEC rules, are reproduced as received from the proponent.

THE BOARD OF DIRECTORS OPPOSES THE FOLLOWING PROPOSAL FOR THE REASONS STATED AFTER THE PROPOSAL.

Energy Efficiency and Renewable Energy

WHEREAS:

Navigant Consulting recently observed that, “changes underway in the 21st century electric power sector create a level and complexity of risks that is perhaps unprecedented in the industry’s history.”

In 2008, Brattle Group projected that the U.S. electric utility industry would need to invest capital at historic levels between 2010 and 2030 to replace aging infrastructure, deploy new technologies, and meet consumer needs and government policy requirements. Brattle predicted that total industry-wide capital expenditures from 2010 to 2030 would amount to between $1.5 and $2.0 trillion.

In May 2011, a National Academy of Sciences report warned that the risk of dangerous climate change impacts grows with every ton of greenhouse gases emitted, and reiterated the pressing need for substantial action to limit the magnitude of climate change and to prepare to adapt to its impacts. The report also emphasized that, “the sooner that serious efforts to reduce greenhouse gas emissions proceed, the lower the risks posed by climate change, and the less pressure there will be to make larger, more rapid, and potentially more expensive reductions later.”

The Tennessee Valley Authority’s recent integrated resource plan, which employed a sophisticated approach to risk management determined that the lowest-cost, lowest-risk strategies involve diversifying the company’s resource portfolio by increasing investments in energy efficiency and renewable energy.

Twenty-nine states have renewable portfolio standards or goals and over 35% of new power generation capacity in the past five years has come from renewable generating resources.

In October 2011, analysis by Bank of America stated, “Rapidly declining costs are bringing solar much closer to parity with average power prices, especially in sunny regions. By 2015, the economics of utility-scale photovoltaic energy in sunny areas and residential rooftop in high-cost regions should no longer require government subsidies.”

A 2009 study by McKinsey & Company found that investments in energy efficiency could realistically cut U.S. energy consumption by 23 percent by 2020. These efficiency gains could save consumers nearly $700 billion.

In July 2012, the Institute for Electric Efficiency indicated that budgets for electric efficiency programs increased to $6.8 billion in 2011, up from $3.2 billion in 2008.

Many electric utilities have helped their customers achieve significant energy savings of at least 1% of the utility’s annual electricity sales including Idaho Power, Nevada Power, PG&E, MidAmerican Energy, Salt River Project, Interstate Power and Light, and Massachusetts Electric.

Based on 2010 data reported to the Department of Energy, none of Ameren’s subsidiaries achieved energy savings greater than 0.5% of annual electricity sales.

RESOLVED:

Shareholders request a report [reviewed by a board committee of independent directors] on actions the company is taking or could take to reduce risk throughout its energy portfolio by diversifying the company’s energy resources to include increased energy efficiency and renewable energy resources. The report should be provided by September 1, 2013 at a reasonable cost and omit proprietary information.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” ITEM (4).

Summary Board Recommendation

The Board of Directors has carefully considered this shareholder proposal regarding the above-referenced assessment and report and unanimously recommends that you vote “AGAINST” the proposal. As discussed further below, the Board believes that the requested report is not necessary or cost-effective because the Company’s (1) numerous publicly available documents (including our comprehensive 2011 Corporate Social Responsibility Report (the “2011 CSR”) and publicly available filings with certain regulatory authorities, such as the Securities and Exchange Commission (“SEC”) and the Missouri Public Service

Commission (“MPSC”)), and (2) many website disclosures, currently provide shareholders with extensive information on the Company’s actions to reduce risk throughout its energy portfolio by diversifying the Company’s energy resources to include increased energy efficiency and renewable energy resources. Further, the Company has committed to (a) updating, in 2013, certain disclosures in the 2011 CSR, including those relating to the Company’s energy efficiency and renewable energy resources and programs, and (b) participating in the 2013 Carbon Disclosure Project (which will include, among other information, updated information on the Company’s energy efficiency and renewable energy programs). Lastly, the Company’s evaluation of reducing risk throughout its energy portfolio by increasing energy efficiency and renewable energy resources is currently integrated into the Company’s overall business risk management processes and, as is the case with various other risks, management (with Board oversight) identifies, assesses, mitigates and monitors such risk on a Company-wide basis.

Consequently, the Board does not believe that the expenditure of the additional human and financial resources that would be required to produce another report on this subject matter would be a necessary or prudent use of Company and shareholder assets and as such, the requested additional assessment and report are not in the best interests of the Company or its shareholders.

Background

•

The Company was not contacted by the shareholder proponent regarding the proponent’s interest in a report on the Company’s actions to reduce risk throughout its energy portfolio by diversifying the Company’s energy resources to include increased energy efficiency and renewable energy resources. Since receiving the proposal, representatives of the Company have made requests of the shareholder proponent to meet to discuss the proposal. As of the date that the Company was required to file its formal response to the proposal, the proponent had not met with the Company.

•

This proposal is similar in scope to the proposal submitted by the shareholder proponent at the Company’s 2012 annual meeting of shareholders held on April 24, 2012, which such proposal at the 2012 annual meeting received only 10 percent shareholder support.

•

The Company publicly discloses a significant amount of information relating to its actions to reduce risk throughout its energy portfolio by diversifying the Company’s energy resources to include increased energy efficiency and renewable energy resources and related programs. Such information, some of which is highlighted below, is disclosed in various publicly available reports, related documents and other Company website disclosures, including the Point of View 2012–The Foundation for Strategic Planning at Ameren, the 2012 Integrated Resource Plan Update, the Renewable Energy Standard Compliance Plan 2012–2014 and the Renewable Energy Standard Compliance Report 2011, the 2012 Carbon Disclosure Project filing, the Missouri Energy Efficiency Investment Act filing (January 2012) and the 2011 CSR. We believe such publicly available information effectively addresses the issues and concerns raised by the proponent’s proposal. All reports and documents referenced in this Company response are available through our website at www.ameren.com or by contacting the office of the Company’s Secretary and requesting a copy.

•

For a number of years, the Company has taken actions to reduce risk throughout its energy portfolio by diversifying the Company’s energy resources to include increased energy efficiency and renewable energy resources, as discussed further below.

•

In the proposal, the shareholder proponent stated that “[b]ased on 2010 data reported to the Department of Energy, none of Ameren’s subsidiaries achieved energy savings greater than 0.5% of annual electricity sales.” The Company notes that in 2010, and as disclosed in its filings with the Illinois Commerce Commission, Ameren Illinois exceeded its 2010 statutory load reduction goal of 0.6%. In addition, certain states with higher annual load reductions attributable to energy efficiency had the regulatory framework (including, cost recovery, lost revenue recovery and financial performance incentives) in place that Missouri did not. Ameren Missouri has been working with legislators and regulators since 2006 to update the applicable Missouri regulatory framework to include such recovery and incentive mechanisms. For example, Ameren Missouri participated in the National Action Plan For Energy Efficiency Leadership Group (which was facilitated by the U.S. Department of Energy and the U.S. Environmental Protection Agency) that developed certain policies and guidebooks that helped advance energy efficiency-related regulatory framework changes across the country, including in Missouri in 2012.

•

Each of Ameren Missouri and Ameren Illinois meet regularly with a stakeholder advisory group (comprised of local, regional and national stakeholders and advised by outside consultants engaged by such stakeholders) for the purposes of each company (1) providing the stakeholders with energy efficiency program updates and (2) receiving consultation and advice from the stakeholders (and their consultants) on the company’s energy efficiency implementation plan, plan performance and future program design.

Company Provides Significant Disclosure Relating to its Actions to Reduce Risk Throughout its Energy Portfolio Through Increased Energy Efficiency and Renewable Energy Resources and Related Programs; Board Oversight Relating Thereto

•

For a number of years, the Company has taken actions to reduce a variety of risks by increasing energy efficiency, maximizing the use of less water-intensive energy sources such as renewable energy (e.g., wind, solar, biomass and hydro) and implementing customer programs relating thereto. As previously mentioned, the Company publicly discloses a significant amount of information relating to the issues and concerns raised by the shareholder proposal. Such information, some of which is highlighted below, is disclosed in various publicly available reports, related documents and other Company website disclosures.

Company Actions and Programs to Reduce Risk Through Increased Energy Efficiency

•

Ameren Missouri’s Demand Side Management (“DSM”) plan for the 2013–2015 period includes (1) electric: (a) approximately 800 million kWh total energy savings, (b) planned energy efficiency program expenditures of approximately $150 million and (c) estimated total customer benefits of more than $800 million over 20 years (approximately $500 million in current dollars) and (2) natural gas: annual budgets for energy efficiency programs of approximately $700,000.

•	Ameren Missouri’s 2013–2015 electric DSM implementation plan is based on the following projected annual load reductions (as a percentage of sales):

•	% MWH reduction (from energy delivery): 2013 – 0.6%; 2014 – 0.7%; 2015 – 0.8%.

•	% MW reduction (from system peak): 2013 – 0.5%; 2014 – 0.7%; 2015 – 1.0%.

•

Ameren Illinois’ annual electric energy efficiency program budget for the period June 2011–May 2014 is expected to be $206.6 million with projected total electric energy savings expected to exceed 991.5 million kWh. Such savings result in an anticipated 0.82% reduction of electric throughput for 2013.

•

Ameren Illinois’ annual natural gas energy efficiency program budget for the period June 2011–May 2014 is approximately $56.6 million with projected total natural gas energy savings of 17.8 million therms. Such savings result in an anticipated 0.54% reduction of gas throughput for 2013.

•

The Company’s energy portfolio includes many and varied customer energy efficiency programs as highlighted in the 2011 CSR and on our website, and information relating to these programs will be updated in the CSR in 2013. Examples of such programs include, but are not limited to:

•	customer education programs, including programs through the Company’s Energy Advisor website launched in 2011;

•	installation of energy efficient heating and air conditioning systems and occupancy sensors in homes, schools and businesses;

•	home energy audits;

•	low-income home weatherization improvements assistance;

•	programmable thermostat programs;

•	incentives to customers to purchase specific energy efficient gas equipment;

•	correcting compressed air leaks and installing tanks for improved storage in manufacturing facilities; and

•

through the new 2013–2015 Business Energy Efficiency Program, the Company will provide small business, commercial and industrial customers technical assistance and cash incentives to improve the energy efficiency of their businesses.

Company Actions and Programs to Reduce Risk Through Increased Renewable Energy Resources

•

The Company is committed to exploring renewable energy options that include generation from wind, sunlight, landfill gas, agricultural waste and water. Since 2005, we have developed programs that provide customers with information on renewable energy options and opportunities.

•

The Company’s energy portfolio includes many and varied customer renewable energy programs as highlighted in the 2011 CSR and on our website, and information relating to these programs will be updated in the CSR in 2013. Examples of such programs include, but are not limited to:

•	a program, instituted in 2011, to purchase solar renewable energy credits from customers who install solar generation on their homes and/or businesses and a program to assist customers in defraying the cost to install solar panels (total solar rebate dollar amounts paid to customers increased more than 235% from 2011 to 2012);

•	a net metering program;

•	Pure Power Program (which allows customers to purchase renewable energy credits); and

•	the Ameren Energy Learning Center at our St. Louis headquarters provides homeowners, business owners and students access to our energy experts and solar energy project.

•	As disclosed on our website, the Company incorporates many renewable energy sources into its energy portfolio, including:

•	wind — Horizon Wind Energy’s Pioneer Prairie Wind Farm (in 2012, Horizon Wind provided approximately 318,000 MWhs of wind generation, up from 288,483 MWhs in 2011);

•	solar — Ameren Missouri has 100 kW of various photovoltaic solar panels that are producing between 110-120 MWhs per year; and

•

biomass — Maryland Heights Renewable Energy Center became fully operational in June 2012 (produced an estimated 36,800 MWhs in 2012 and should produce between 90,000 and 100,000 MWhs in a full operation year).

Board Oversight

•

The Board’s Nuclear Oversight and Environmental Committee (comprised entirely of independent directors) is responsible for reviewing the Company’s policies, practices and performance relating to environmental affairs, including the monitoring of environmental trends; activities on climate change; compliance with applicable federal and state governmental requirements relating to the environment; the promotion of efficiency in the generation, distribution and end use of energy; and diversification of the Company’s energy resources to include increased renewable energy resources. As part of its oversight responsibility, the Nuclear Oversight and Environmental Committee reviewed this Company response and the 2011 CSR prior to its distribution and also expects to review the 2013 CSR update prior to its publication.

Board Recommendation Against Proposal

In light of the foregoing, the Board unanimously recommends voting AGAINST ITEM (4).

Vote Required

Passage of this proposal requires the affirmative vote of a majority of the shares entitled to vote on the proposal and represented in person or by proxy at the meeting at which a quorum is present.

OTHER MATTERS

The Board of Directors does not know of any matter which may be presented at the Annual Meeting other than the election of Directors, the advisory approval of the compensation of our executives disclosed in this proxy statement, the ratification of the appointment of independent registered public accounting firm, and the shareholder proposal set forth above. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

SECURITY OWNERSHIP

SECURITY OWNERSHIP OF MORE THAN FIVE PERCENT SHAREHOLDERS

The following table contains information with respect to the ownership of Ameren Common Stock by each person known to the Company who is the beneficial owner of more than five percent of the outstanding Common Stock.

Name and Address of Beneficial Owner	Shares of Common Stock Owned Beneficially at December 31, 2012	Percent of Common Stock (%)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	16,732,645(1)	6.90

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	15,437,059(2)	6.37

State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	13,030,106(3)	5.37

(1)	The number of shares and percentage owned as of December 31, 2012 according to the Amendment No. 3 to Schedule 13G filed with the SEC on February 21, 2013. The Vanguard Group, Inc. (“Vanguard Group”) is an investment adviser in accordance with SEC Rule 13d-1(b)(1)(ii)(E). The amendment to the Schedule 13G reports that Vanguard Group has sole voting power with respect to 412,290 shares of Common Stock, sole dispositive power with respect to 16,334,655 shares of Common Stock and shared dispositive power with respect to 397,990 shares of Common Stock. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard Group, is the beneficial owner of 334,890 shares of Common Stock as a result of it serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard Group, is the beneficial owner of 140,500 shares of Common Stock as a result of its serving as investment manager of Australian investment offerings.

(2)	The number of shares and percentage owned as of December 31, 2012 according to the Amendment No. 2 to Schedule 13G filed with the SEC on February 6, 2013. BlackRock, Inc. (“BlackRock”) is a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G). The amendment to the Schedule 13G reports that BlackRock is the beneficial owner of all 15,437,059 shares of Common Stock and has sole voting power and sole dispositive power with respect to all shares.

(3)	The number of shares and percentage owned as of December 31, 2012 according to the Schedule 13G filed with the SEC on February 11, 2013. State Street Corporation (“State Street”) is a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G). The Schedule 13G reports that State Street has sole voting power and sole dispositive power with respect to 0 shares of Common Stock and shared voting power and shared dispositive power with respect to all 13,030,106 shares of Common Stock.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of Ameren Common Stock and Stock Units as of February 1, 2013 for (i) each director and nominee for director of the Company, (ii) each individual serving as the Company’s President and Chief Executive Officer and the Company’s Chief Financial Officer during 2012 and the three most highly compensated executive officers of the Company (and/or its subsidiaries) (other than individuals serving as President and Chief Executive Officer and the Chief Financial Officer during 2012) who were serving as executive officers at the end of 2012, each as named in the Summary Compensation Table below (collectively, the “Executives”), and (iii) all executive officers, directors and nominees for director as a group.

Name	Number of Shares of Common Stock Beneficially Owned(1)(2)	Percent Owned(3)
Warner L. Baxter	48,948	*
Stephen F. Brauer	19,206	*
Catherine S. Brune	8,151	*
Ellen M. Fitzsimmons	15,964	*
Walter J. Galvin	26,944	*
Gayle P. W. Jackson	16,900	*
James C. Johnson	20,776	*
Steven H. Lipstein	12,231	*
Martin J. Lyons, Jr.	12,901	*
Charles D. Naslund	30,479	*
Patrick T. Stokes	22,489	*
Steven R. Sullivan	24,337	*
Thomas R. Voss	64,205	*
Stephen R. Wilson	14,444	*
Jack D. Woodard	19,363	*
All directors, nominees for director and executive officers as a group (22 persons)	456,619	*

*	Less than one percent.

(1)	Except as noted in footnote (2), this column lists voting securities. None of the named individuals held shares issuable within 60 days upon the exercise of stock options. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such director, nominee for director or executive officer does not claim beneficial ownership.

(2)	This column also includes ownership of 12,463 Stock Units held by each of Directors Galvin, Stokes and Woodard pursuant to the Directors Deferred Compensation Plan. See “ITEMS YOU MAY VOTE ON — DIRECTOR COMPENSATION — Directors Deferred Compensation Plan Participation.” As of February 1, 2013, the aggregate number of Stock Units outstanding under the Directors Deferred Compensation Plan for such directors was 37,389.

(3)	For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 242,732,831 shares of Common Stock outstanding on February 1, 2013 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of February 1, 2013.

Since 2003, the Company has had a policy which prohibits directors and executive officers from engaging in pledges of Company securities or short sales, margin accounts and hedging or derivative transactions with respect to Company securities. In December 2012, our Board of Directors approved an anti-hedging amendment to the Company’s Corporate Compliance Policy effective January 1, 2013. The Corporate Compliance Policy provides that directors and employees of the Company and its subsidiaries may not enter into any transaction which hedges (or offsets) any decrease in the value of Company equity securities that are (1) granted by the Company to the director or employee as part of compensation or (2) held, directly or indirectly, by the director or employee.

The address of all persons listed above is c/o Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

STOCK OWNERSHIP REQUIREMENTS

Stock Ownership Requirement for Directors

The stock ownership requirement applicable to directors is described above under “ITEMS YOU MAY VOTE ON — DIRECTOR COMPENSATION — Director Stock Ownership Requirement.”

Stock Ownership Requirement for Members of the Ameren Leadership Team

The stock ownership requirements applicable to the Executives are described below under “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS — Common Stock Ownership Requirement.” The Company also has stock ownership requirements applicable to other members of the Ameren Leadership Team. These requirements are included in the Company’s Corporate Governance Guidelines which are available on the Company’s website or upon request to the Company, as described herein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10 percent of the Company’s Common Stock to file reports of their ownership in the equity securities of the Company and its subsidiaries and of changes in that ownership with the SEC and the NYSE. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. Based solely on a review of the filed reports and written representations that no other reports are required, each of the Company’s directors and executive officers complied with all such filing requirements during 2012.

EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the SEC, including this proxy statement, in whole or in part, the following Human Resources Committee Report shall not be deemed to be incorporated by reference into any such filings.

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee (the “Committee”) discharges the Board’s responsibilities relating to compensation of the Company’s executive officers and for all Company subsidiaries which are registered companies pursuant to the Securities Exchange Act of 1934. The Committee approves and evaluates all compensation of executive officers, including salaries, bonuses, and compensation plans, policies and programs of the Company.

The Committee also fulfills its duties with respect to the Compensation Discussion and Analysis and Human Resources Committee Report portions of the proxy statement, as described in the Committee’s Charter.

The Compensation Discussion and Analysis has been prepared by management of the Company. The Company is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation.

The Human Resources Committee met with management of the Company and the Committee’s independent consultant to review and discuss the Compensation Discussion and Analysis. Based on the foregoing review and discussions, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2012 Form 10-K, and the Board approved that recommendation.

Human Resources Committee:

Patrick T. Stokes, Chairman

James C. Johnson

Steven H. Lipstein

Jack D. Woodard

COMPENSATION DISCUSSION AND ANALYSIS

2012 In Brief

During 2012, the Company’s pay-for-performance program led to the following actual 2012 compensation being earned:

•

2012 annual incentive base awards were earned at 102.2 percent of target; this payout reflected strong operational performance by the Company in 2012 that was attributed, in part, to continued disciplined cost management, strong energy center performance and regulated utility rate relief; and

•

only 30 percent of the target three-year incentive awards made in 2010 were earned (plus accrued dividends of approximately 5.2 percent) based on total shareholder return relative to the defined peer group over the three-year (2010-2012) measurement period. At the December 31, 2012 vesting date, the PSUs (as defined below) were valued at $30.72 per share rather than the $27.95 value at which such PSUs were granted; as a result, the actual earned amounts equaled 38.6 percent of the original target awards.

In addition, Executives are required to own our Common Stock through stock ownership requirements (see “— Common Stock Ownership Requirement” below). The value of those shares rose and fell in the same way and with the same impact that share value rose and fell for other shareholders.

In the remainder of this Compensation Discussion and Analysis (or “CD&A”), references to “the Committee” are to the Human Resources Committee of the Board of Directors. We use the term “Executives” to refer to the employees listed in the Summary Compensation Table.

Guiding Objectives

Our objective for compensation of the Executives is to provide a competitive total compensation program that is based on the size-adjusted median of the range of compensation paid by similar utility industry companies, adjusted for our short- and long-term performance and the individual’s performance. The adjustment for our performance aligns the long-term interests of management with that of our shareholders to maximize shareholder value.

Overview of Executive Compensation Program Components

To accomplish this objective in 2012, our compensation program for the Executives consisted of several compensation elements, each of which is discussed in more detail below. At the Company, decisions with respect to one element of pay tend not to impact other elements of pay. The following are the material elements of our compensation program for the Executives:

•	base salary;

•	short-term incentives;

•	long-term incentives, specifically our Performance Share Units Program;

•	retirement benefits;

•	limited perquisites; and

•	change of control protection.

Our Common Stock ownership requirements applicable to the Executives are discussed in this CD&A.

We also provide various welfare benefits to the Executives on substantially the same basis as we provide to all salaried employees. We provide limited perquisites and personal benefits to the Executives.

Each element is reviewed individually and considered collectively with other elements of our compensation program to ensure that it is consistent with the goals and objectives of that particular element of compensation as well as our overall compensation program.

Market Data and Peer Group

In October 2011, for use in 2012, the Committee’s independent consultant collected and analyzed comprehensive market data, including base salary, target short-term incentives (non-equity incentive plan compensation) and long-term incentive opportunities. The market data was obtained from a proprietary database maintained by Aon Hewitt.

The elements of pay were benchmarked both individually and in total to the same comparator group.

To develop market figures, compensation opportunities for the Executives were compared to the compensation opportunities for comparable positions at companies similar to us, defined as regulated utility industry companies in a revenue size range approximately one-half to double our size. The consultant used statistical techniques to adjust the market data to be appropriate for our revenue size.

We provide compensation opportunities at the size-adjusted median of the above-described market data, and design our incentive plans to pay significantly more or less than the target amount when performance is above or below target performance levels, respectively. Thus, our plans are designed to result in payouts that are market-appropriate given our performance for that year or period.

The companies identified as the peer group used to develop 2012 compensation opportunities from the above-described data are listed below. The list is subject to change each year depending on mergers and acquisitions activity, the availability of the companies’ data through Aon Hewitt’s database and the continued appropriateness of the companies in terms of size and industry in relationship to the Company.

AGL Resources	Edison International	PSEG, Inc.
Alliant Energy Corporation	FirstEnergy Corp.	SCANA Corporation
American Electric Power Co.	GenOn Energy	Sempra Energy
CenterPoint Energy	Integrys Energy Group, Inc.	Southern Company
CMS Energy	NiSource Inc.	WGL Holdings
Constellation Energy	OGE Energy	Xcel Energy, Inc.
Dominion Resources, Inc.	PG&E Corporation
DTE Energy Company	PPL Corporation
Duke Energy	Progress Energy, Inc.

Mix of Pay

We believe that both cash compensation and noncash compensation are appropriate elements of a total rewards program. Cash compensation is current compensation (i.e., base salary and annual incentive awards), while noncash compensation is generally long-term compensation (i.e., equity-based incentive compensation).

A significant percentage of total compensation is allocated to short-term and long-term incentives as a result of the philosophy mentioned above. During 2012, there was no pre-established policy or target for the allocation between either cash and noncash or short-term and long-term compensation. Rather, the Committee reviewed the market data provided by its consultant to determine the appropriate level and mix of incentive compensation. The allocation between current and long-term compensation was based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive award values. By following this process, the impact to Executive compensation was to increase the proportion of pay that is at risk as an individual’s responsibility within the Company increases and to create long-term incentive opportunities that exceed short-term opportunities for Executives.

2012 FIXED VERSUS PERFORMANCE-BASED COMPENSATION

The following table shows the allocation of each Executive’s base salary and short-term and long-term incentive compensation opportunities between fixed and performance-based compensation (at the target levels).

Name	Fixed Compensation	Performance- Based Compensation
Voss	19%	81%
Lyons	29%	71%
Baxter	29%	71%
Sullivan	31%	69%
Naslund	32%	68%

2012 SHORT-TERM VERSUS LONG-TERM INCENTIVE COMPENSATION

The following table shows the allocation between each Executive’s target short-term and long-term incentive compensation opportunities (each at the target level) as a percentage of each Executive’s base salary.

Name	Short-Term Incentive Opportunity	Long-Term Incentive Opportunity
Voss	100%	325%
Lyons	65%	175%
Baxter	65%	175%
Sullivan	65%	160%
Naslund	60%	150%

Base Salary

Base salary is designed to reward competence and sustained performance in the executive role. We choose to pay base salary as a standard pay element. Our base salary program is designed to provide the Executives with market competitive salaries based upon role, experience, competence and performance.

We determine the amount for base salary by referencing the market data discussed above. Based on this data and the scope of each Executive’s role, a base salary range was established for each position at +/- 20 percent of the established market rate for the position. The base salary of each Executive is typically managed within this pay range.

Mr. T.R. Voss (our Chairman, President and Chief Executive Officer) recommended a 2012 base salary increase for each of the other Executives considering their then-current salary in relation to the market median, experience and sustained individual performance and results. These recommendations, which took into account the market data provided by the Committee’s compensation consultant, were presented to the Committee for discussion and approval at the December 2011 Committee meeting. Increases were approved based on the market data and base salary range, as well as internal pay equity, experience, individual performance and the need to retain an experienced team. Performance takes into account competence, initiative, contribution to achievement of our goals and leadership.

In December 2011, the Committee also approved and the Board ratified an increase to the 2012 base salary of Mr. Voss from $900,000 to $1,000,000 in connection with Mr. Voss’ annual performance review. The Committee’s decision to adjust Mr. Voss’ base salary was based on a number of factors, including but not limited to his performance as the Company’s Chief Executive Officer and the Committee’s review of base salary market data for the chief executive officer position at similar regulated utility industry companies.

Short-Term Incentive Compensation: Executive Incentive Plan

2012 Ameren Executive Incentive Plan

Our short-term incentive compensation program element is entitled the Ameren Executive Incentive Plan (“EIP”). The EIP is designed to reward the achievement of Ameren earnings per share (“EPS”) targets and individual performance. We choose to pay it to encourage higher annual corporate and individual performance.

How the Plan Works

For 2012, the EIP (the “2012 EIP”) was comprised of the following components in rewarding Executives for annual achievement:

•	Ameren EPS targets; and

•	an individual performance modifier.

EPS Targets and Weightings

Ameren EPS, calculated in accordance with general accounting principles, was the primary metric used to establish award opportunities under the 2012 EIP and was used to determine the Executive’s base award, as EPS was determined by the Committee to have a significant impact on shareholder value.

The Committee established three levels of Ameren EPS achievement under the 2012 EIP to reward Executives for results achieved in Ameren EPS performance. Achievement of Ameren EPS falling between the established levels was interpolated. The three levels are defined as follows:

•	Threshold: the minimum level of Ameren EPS achievement necessary for short-term incentive payment to Executives.

•	Target: the targeted level of Ameren EPS achievement.

•	Maximum: the maximum level of Ameren EPS achievement established to award Executives with short-term incentive payment.

The range of Ameren EPS achievement levels for the 2012 EIP, as established by the Committee in February 2012, is shown below. Achievement levels could be adjusted to include or exclude specified items of an unusual or non-recurring nature as determined by the Committee in its sole discretion and as permitted by the 2006 Omnibus Incentive Compensation Plan.

Level of Performance	Ameren EPS	Payout as a Percent of Target
Maximum	$2.52	150%
Target	$2.29	100%
Threshold	$2.06	50%
Below threshold	Less than $2.06	0%

2012 EIP Target Opportunities

Target 2012 EIP award opportunities were determined primarily considering the market data mentioned above, and secondarily considering internal pay equity, i.e., the relationship of target award opportunities of the Executives with those of other officers at the same level in the Company. The amounts listed in columns (c), (d) and (e) of the Grants of Plan-Based Awards Table following this CD&A represent the potential range of cash awards for the 2012 EIP and are based on a percentage of each Executive’s base salary at December 31, 2012, as follows:

2012 EIP TARGET OPPORTUNITY

Executive	Target Short-Term Incentive Compensation as Percent of Base Salary
Voss	100%
Lyons	65%
Baxter	65%
Sullivan	65%
Naslund	60%

The minimum payout amount for each Executive was 0 percent of these target opportunities and the maximum base award is 150 percent of these target opportunities.

Individual Performance Modifier

The 2012 EIP base award for each Executive was subject to upward or downward adjustment by up to 50 percent in the Committee’s discretion, with a potential maximum total award at 200 percent of each Executive’s target opportunity. Awards were subject to upward or downward adjustment due to the Executives’ performance on key performance variables, including but not limited to leadership, business results, customer satisfaction, reliability, plant availability, safety and/or other performance metrics, as applicable and as determined by the Committee. Awards were subject to reduction by more than 50 percent, with the ability to pay zero for poor or non-performance.

2012 EIP Payouts

Base Award, Earned through Ameren EPS Achievement

Performance goals for 2012 EIP purposes were set in terms of Ameren EPS. At the February 2013 Committee meeting, the forecasted 2012 EIP Ameren EPS achievement and recommended EIP payouts for the Executives (other than Mr. Voss) were presented by Mr. Voss to the Committee for review. Consistent with its actions in prior years and as permitted under the terms of the 2012 EIP and the 2006 Omnibus Incentive Compensation Plan, the Committee determined it was appropriate to adjust 2012 EIP Ameren EPS achievement (1) upward for noncash accounting charges related to plant impairments, (2) downward for reduced depreciation associated with the plant impairments and (3) downward for net unrealized mark-to-market adjustments due to volatile power and fuel markets and changes in the market value of investments used to support Ameren’s deferred compensation plans. The adjustments referenced in items (1) and (2) above relate to a fourth quarter noncash asset impairment accounting charge resulting from Ameren’s December 2012 announcement that it intends to, and it is probable that it will, exit its merchant generation business before the end of the previously estimated useful lives of that business segment’s long-lived assets, as well as a first quarter noncash impairment accounting charge related to the Duck Creek energy center. These impairment charges were not anticipated at the time the Committee set Ameren EPS targets for the 2012 EIP.

This resulted in an aggregate adjustment to 2012 EIP Ameren EPS achievement of plus $6.31, and an adjusted base award of 102.2 percent of target.

Earned through Individual Performance Modifier

As discussed above, the 2012 EIP base award was subject to upward or downward adjustment by up to 50 percent based upon the Executive’s individual contributions and performance during the year. For 2012, the Committee, after consultation with Mr. Voss, modified the 2012 EIP base awards for Messrs. Baxter, Lyons and Naslund in a range from plus five to 15 percent of the 2012 base award, as a result of the Executive’s performance on the variables described above. In addition, the Committee modified the 2012 base award for Mr. Voss by plus five percent of his 2012 base award, as a result of his performance on the variables described above. Mr. Voss was not involved in determining his modified 2012 EIP base award.

Actual 2012 EIP Payouts

Actual 2012 EIP payouts are shown below as a percent of target. Payouts were made in February 2013 and are set forth under column (g) entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

Name	Final Payout as Percent of Target
Voss	107.3%
Lyons	117.5%
Baxter	107.3%
Sullivan	102.2%
Naslund	107.3%

In order to help ensure that amounts are fully deductible for tax purposes, the Committee set a limitation on 2012 short-term incentive payouts for each Executive of 0.5 percent of our 2012 net income. The Committee then used negative discretion as provided under Section 162(m) of the IRC to arrive at actual, lower 2012 payouts based on our performance for the year, which are shown in column (g) of the Summary Compensation Table. By setting the limitation on payouts, the Committee ensured that such payouts met the definition of performance-based pay for tax purposes and thus were fully deductible.

2013 Ameren Executive Incentive Plan

In December 2012, the Committee approved a design change to the EIP for 2013 (the “2013 EIP”). Under the 2013 EIP, base award opportunities will be weighted 90 percent to Ameren EPS and 10 percent to a safety performance measure based upon lost workday away cases.

Long-Term Incentives: Performance Share Unit Program (“PSUP”)

In General

We began granting performance share units and have done so annually since 2006. For the five years prior to 2006, we granted performance-based restricted stock.

A performance share unit (“PSU” or “share unit”) is the right to receive a share of our Common Stock if certain long-term performance criteria are achieved and the Executive remains an Ameren employee.

Role of the PSUP

The 2012 PSU grants, which are governed by the shareholder-approved 2006 Omnibus Incentive Compensation Plan, were designed to play the following role in the compensation program:

•	provide compensation dependent on our three-year total shareholder return (“TSR”) (calculated as described below under “— 2012 Grants”) versus utility industry peers, as identified below;

•

provide some payout (below target) if three-year TSR is below the 30th percentile but the three-year average Ameren EPS reaches or exceeds the average of the EIP threshold levels in 2012, 2013 and 2014;

•	accrue dividends during the performance period on shares ultimately earned, in order to further align executives’ interests with those of shareholders;

•	promote retention of executives during a three-year performance period; and

•	share our Common Stock price increases and decreases over a three-year period.

PSUP Design

We choose to award PSUP grants to accomplish the following:

•

align executives’ interests with shareholder interests:  awards are denominated in our Common Stock units and paid out in Common Stock. Payouts are dependent on our Common Stock’s performance, and are limited to target if TSR is negative;

•	be competitive with market practice: the majority of regulated utility companies use plans similar to this program, and with this performance measure;

•

promote Common Stock ownership:  payout of earned awards is made 100 percent in Common Stock, with dividends on Common Stock, as declared and paid, reinvested into additional share units throughout the performance period;

•

allow executives to share in the returns created for shareholders:  returns for shareholders include dividends as declared and paid and this is reflected in the plan performance measure and rewards; and

•

be retentive:  annual competitive grants with a three-year performance period provide incentive for executives to stay with the Company and manage the Company in the long-term interests of the Company and its shareholders.

Accounting treatment was taken into account in designing the PSUP. PSUs are also intended to qualify for the “performance-based compensation” exception from the $1 million cap on deductibility of executive compensation imposed by Section 162(m) of the IRC.

2012 Grants

For 2012, a target number of PSUs was granted to each Executive pursuant to the 2006 Omnibus Incentive Compensation Plan as reflected in column (g) of the Grants of Plan-Based Awards Table.

Grant sizes were calculated primarily considering the market data mentioned above, and secondarily considering internal pay equity, in other words, the relative differences in grant sizes of the Executives and other officers at the same level in the Company. The specific number of PSUs granted to each Executive was equal to the target award for such Executive determined by the Committee, based upon a specified percentage of such Executive’s base salary and expressed as a dollar amount, and divided by the average closing price of our Common Stock for each trading day in December 2011.

The actual number of 2012 PSUs earned will vary from 0 percent to 200 percent of the target number of PSUs granted to each Executive, based primarily on our 2012-2014 TSR relative to a utility industry peer group and contingent on continued employment during the same period. The threshold and maximum amounts of 2012 PSU awards are reflected in columns (f) and (h) of the Grants of Plan-Based Awards Table. The Executives cannot vote share unit awards granted under the PSUP or transfer them until they are paid out. In addition, as described below under “PSUP Performance/Payout Relationship,” if TSR for the performance period is below the 30th percentile, in order to receive a 30 percent payout, the average annual Ameren EPS for such three-year period must be greater than or equal to the average of the Ameren EPS thresholds under each EIP during such period.

The following graphic illustrates how the 2012 PSUP works.

The 2012 PSUP performance measure is TSR, calculated generally as change in stock price plus dividends paid, divided by beginning stock price.

PSUP Peer Group

The analysis to determine the PSUP peer group was made as of December 2011 using the criteria below.

•	Classified as a “NYSE Investor Owned Utility,” excluding companies classified as only “Transmission and Distribution” or only gas.

•	Market capitalization greater than $2 billion (as of December 31, 2011).

•	Minimum S&P credit rating of BBB- (investment grade).

•	Dividends flat or growing over the last twelve-month period.

•	Beta (a measure of a stock’s volatility in comparison to the market as a whole) within .25 of our Beta over the last five years.

•	Not an announced acquisition target.

•	Not undergoing a major restructuring including, but not limited to, a major spin-off or sale of a significant asset.

The 21 companies included in the 2012 PSUP peer group are listed below and are reviewed annually for conformity with the criteria above. The 2012-2014 PSUP peer group is not identical to the 2011-2013 PSUP peer group as a result of the ability or inability of certain companies to meet the criteria set forth above and the Committee’s judgment as to the appropriateness of certain companies for inclusion in the group. The Committee retains discretion to make exceptions for inclusion or exclusion of companies in the PSUP peer group, based upon the criteria established above, in order to ensure the most appropriate and relevant comparator peer group. These peer group companies are not entirely the same as the peer companies used for market pay comparisons because inclusion in this group was not dependent on a company’s size relative to us or its participation in an executive pay database. In order to be counted in the final calculations, a company must still be in existence and have a ticker symbol at the end of the performance period.

Alliant Energy Corporation	Edison International	PPL Corporation
American Electric Power Co.	FirstEnergy Corp.	PSEG, Inc.
Cleco Corporation	Great Plains Energy Inc.	SCANA Corporation
CMS Energy	Integrys Energy Group, Inc.	Southern Company
Dominion Resources, Inc.	NextEra Energy, Inc.	Westar Energy, Inc.
DTE Energy Company	OGE Energy	Wisconsin Energy
Duke Energy	Pinnacle West Capital Corporation	Xcel Energy, Inc.

PSUP Performance/Payout Relationship

Once our 2012-2014 TSR is calculated and compared to peers, the scale below determines the percent of a target PSU award that is paid. Payout for performance between points is interpolated on a straight-line basis.

Performance	Payout (% of Share Units Granted)
90th percentile +	200% )		If TSR is negative over the three-year period, the plan is capped at 100% of target regardless of performance vs. peers
70th percentile	150% )	ï
50th percentile	100% )
30th percentile	50%
Less than 30th percentile but three-year average Ameren EPS reaches or exceeds the average of the EIP threshold levels in 2012, 2013 and 2014	30%
Less than 30th percentile and three-year average Ameren EPS does not reach the average of the EIP threshold levels in 2012, 2013 and 2014	0% (No payout)

The Committee selected Ameren EPS as the financial measure under the PSUP for determining whether there will be payout in the event TSR is less than the 30th percentile, consistent with the performance measurement component utilized for the annual awards under the EIP.

In order to help ensure that amounts are fully deductible for tax purposes, the Committee set a limitation on payouts of 2012 PSUP grants that are made based upon EPS (i.e., when 2012-2014 TSR performance is under the 30th percentile of the PSUP peer group) for each Executive of 1.20 percent of our cumulative 2012, 2013 and 2014 net income, as adjusted for specified items. The Committee will use negative discretion as provided under Section 162(m) of the IRC to arrive at actual lower payouts based on our performance for the period. By setting the limitation on payouts, the Committee ensures that such payouts meet the definition of “performance-based compensation” for tax purposes and are fully deductible.

2010 PSU Awards Vesting

The PSUP performance period for the 2010 grants ended December 31, 2012. Our 2010-2012 TSR performance was determined to be less than the 30th percentile of the 2010 PSUP peer group and our 2010-2012 average EPS exceeded the average of the EIP threshold levels for 2010-2012, both as adjusted and approved for incentive compensation plan purposes. The following table shows the 2010 PSU awards, their original value at grant, the number earned (which equals the target number plus accrued dividends, times 30 percent), and their value at the vesting date (December 31, 2012). The resulting earned amounts were 38.6 percent of the original target value of the awards.

Name	Target 2010 PSU Awards	Target Value at Stock Price on Date of Grant(1)	2010 PSU Awards Earned(2)	Value at Year-End Stock Price(3)	Earned Value as Percent of Original Target Value(3)
Voss	76,829	$2,147,371	27,007	$829,655	38.6%
Lyons	20,293	$567,189	7,134	$219,156	38.6%
Baxter	33,659	$940,769	11,832	$363,479	38.6%
Sullivan	24,293	$678,989	8,540	$262,349	38.6%
Naslund	24,878	$695,340	8,745	$268,646	38.6%

(1)	Valuations are based on the closing price of $27.95 per share of Ameren’s Common Stock on the NYSE on January 1, 2010, the date the 2010 PSU awards were granted.

(2)	The number of 2010 PSU awards vested includes dividend equivalents which accrued and were reinvested throughout the three-year performance period. See the Option Exercises and Stock Vested Table below for additional details regarding PSUs vested in 2012.

(3)	Valuations are based on the closing price of $30.72 per share of Ameren’s Common Stock on the NYSE on December 31, 2012, the date the 2010 PSU awards vested.

2011 and 2012 PSU Awards

The PSUP performance periods for the 2011 and 2012 grants will not end until December 31, 2013 and December 31, 2014, respectively. The figures in column (e) of the Summary Compensation Table of this proxy statement for the years 2011 and 2012 represent the aggregate grant date fair values for the PSUP performance grants, computed as described in footnote (3) to the Summary Compensation Table. There is no guarantee that such amounts will ultimately be earned by participants.

Perquisites

The limited perquisites that we provide to the Executives are not designed to reward any particular performance or behavior. In 2012, we chose to provide financial counseling services to provide competitive value and promote retention of the Executives.

Retirement Benefits

The objective of retirement benefits is to provide post-employment security to our employees, and such benefits are designed to reward continued service. We choose to provide these benefits as an essential part of a total compensation package to remain competitive with those packages offered by other companies, particularly utilities.

There are three primary retirement benefit programs applicable to the Executives:

•	employee benefit plans that are available to all of our employees, including 401(k) savings and tax-qualified retirement plans;

•

Supplemental Retirement Plans (together, the “SRP”) that provide the Executives a benefit equal to the difference between the benefit that would have been paid if IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations; and

•

a deferred compensation plan that provides the opportunity to defer part of base salary and all or a portion of non-equity incentive compensation as well as earnings thereon to future years taxability. Beginning with plan years commencing on and after January 1, 2010, this includes deferrals of cash compensation above IRC limitations, together with Company matching credits on these deferrals.

A more detailed explanation of retirement benefits applicable to the Executives is provided in this proxy statement under the captions “— PENSION BENEFITS” and “— NONQUALIFIED DEFERRED COMPENSATION” below.

Change of Control Protections

“Change of Control” protections under Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended, are designed to reward Executives for remaining employed with us when their prospects for continued employment following a transaction may be uncertain. The objectives of these Change of Control protections are to maintain a stable executive team during the process and to assist us in attracting highly qualified executives into the Company. We choose to provide such protections in order to accomplish those objectives.

Change of Control protections provide severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a Change of Control of the Company. The arrangements provide market-level payments in the event of an involuntary termination not for “Cause” or a voluntary termination for “Good Reason.” Definitions of “Change of Control,” “Cause” and “Good Reason,” as well as more complete descriptions of Change of Control protections, are found below under the caption “— OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS — Change of Control Protection — In General — Change of Control Severance Plan.”

The triggers under the Change of Control Plan (as hereinafter defined) are structured so that payment and vesting occur only upon the occurrence of both a change of control and loss of the Executive’s position.

We consider it likely that it will take more time for higher-level employees to find new employment than for other employees, and therefore senior management, including the Executives, generally are paid severance upon a termination for a longer period following a Change of Control. The Committee considered this as well as the factors described in the preceding paragraph in structuring the cash payments described under “— OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS — Change of Control Protection” below, which an Executive would receive if terminated within two years following a Change of Control.

Common Stock Ownership Requirement

The Company has a stock ownership requirement for the Ameren Leadership Team (which includes the Executives) in accordance with the positions listed below, that fosters long-term Common Stock ownership and aligns the interests of the Executives and shareholders. The stock ownership requirement applicable to the Executives is included in the Company’s Corporate Governance Guidelines. The requirement provides that each Executive is required to own shares of our Common Stock valued as a percentage of base salary as follows:

•	President and Chief Executive Officer of the Company: 3 times base salary;

•	President and Chief Executive Officer of Ameren Services and of Company business segment: 2 times base salary; and

•	Other members of the Ameren Leadership Team: 1 times base salary.

At any time an Executive has not satisfied the applicable requirement, such officer must retain at least 75 percent of the after-tax shares acquired pursuant to awards granted under the Company’s equity compensation programs until the applicable requirement is satisfied.

Timing of Compensation Decisions and Awards

The Board and the Committee establish meeting schedules annually, well in advance of each meeting to ensure a thorough and thoughtful decision process. Incentive compensation awards were made at regularly scheduled meetings.

Following is a discussion of the timing of certain compensation decisions for 2012 at the Company:

•

the Executives’ base salaries for 2012 were reviewed and a 2012 base salary increase for each of the Executives was approved at the December 2011 Committee meeting, as discussed under “— Base Salary” above;

•

2012 EIP target opportunities (as a percentage of base salary) were established for the Executives and the range of 2012 EIP EPS goals for 2012 was set at the December 2011 and February 2012 Committee meetings, respectively;

•	2012 PSU grants to the Executives were approved at the December 2011 Committee meeting; and

•	the final determination of the 2012 EIP and 2010 PSU awards were made at the February 2013 Committee meeting.

Decisions relating to material elements of compensation are fully deliberated by the Committee at each Committee meeting and, when appropriate, over the course of several Committee meetings. This allows for any follow-up to questions from Committee members in advance of the final decision. The Committee makes long-term incentive grants at its December meeting of the year prior to the year the grants are made. The Committee expects to continue to establish base salaries at its December meeting each year, effective in January.

Impact of Prior Compensation and Consideration of Company’s 2012 “Say-on-Pay” Vote

Amounts realizable from prior compensation did not serve to increase or decrease 2012 compensation amounts. The Committee’s primary focus was on achieving market-level compensation opportunities.

The Committee considers the results of the annual shareholder advisory “say-on-pay” vote along with other factors in connection with discharging its responsibilities relating to the Company’s executive compensation program, although no factor is assigned a quantitative weighting. As a result of last year’s advisory “say-on-pay” vote, which saw a substantial majority (of approximately 94 percent) of the Company’s shareholders who cast votes approve the compensation program described in the proxy statement in connection with our annual meeting held on April 24, 2012, the Committee continued to apply the same principles in determining the amounts and types of executive compensation for fiscal year 2013 (as fiscal year 2012 executive compensation-related decisions were primarily made by the Committee in December 2011 and February 2012, prior to the 2012 advisory vote, and fiscal year 2013 executive compensation-related decisions were primarily made by the Committee in December 2012 and February 2013, subsequent to the 2012 advisory vote).

Other Considerations for Changes in Compensation Opportunities

Market data, retention needs, general economic conditions and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation opportunities materially. Corporate and individual performance are the primary factors in determining the ultimate value of those compensation opportunities.

Role of Executive Officers

For 2012, the Chief Executive Officer (Mr. Voss) with the assistance of the Vice President and Chief Human Resources Officer of Ameren Services (Mark C. Lindgren) recommended to the Committee compensation amounts for the other Executives. Mr. Voss makes recommendations to the Committee with respect to the compensation of the Executives (other than himself) and other senior executives. Mr. Voss possesses insight regarding individual performance levels, degree of experience and future promotion potential. In all cases, Mr. Voss’ recommendations are presented to the Committee for review based on the market data provided by the Committee’s independent consultant. The Committee independently determines each Executive’s compensation, as discussed in this CD&A.

Neither Mr. Voss nor any other Executive makes recommendations for setting his own compensation. The recommendation of the CEO’s compensation to be presented to the Board is determined in Committee meetings during an executive session with only the Committee members and the Committee’s independent consultant present.

The CEO, the other Executives, and our other senior executives play a role in the early states of design and evaluation of our compensation programs and policies. Because of their extensive familiarity with our business and corporate culture, these executives are in the position to suggest programs and policies to the Committee and the independent consultant that will engage employees and provide effective incentives to produce outstanding financial and operating results for the Company and our shareholders.

Company Policy Regarding the Economic Risk of Company Securities Ownership

Our Section 16 Trading Reporting Program prohibits executive officers and directors from engaging in pledges of Company securities or short sales, margin accounts and hedging or derivative transactions with respect to Company securities. In addition, our Corporate Compliance Policy prohibits directors and employees of the Company and its subsidiaries from entering into any transaction which hedges (or offsets) any decrease in the value of Company equity securities as discussed under “SECURITY OWNERSHIP — SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT” above.

Other Compensation Matters

We do not have any written or unwritten employment agreements with any of our Executives. Each Executive is an employee at the will of the Company and/or its subsidiaries, as specified below.

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

The following table sets forth compensation information for our Executives for services rendered in all capacities to the Company and its subsidiaries in fiscal years 2012, 2011 and 2010. You should refer to the section entitled “COMPENSATION DISCUSSION AND ANALYSIS” above for an explanation of the elements used in setting the compensation for our Executives.

SUMMARY COMPENSATION TABLE

Name and Principal Position at December 31, 2012(1) (a)	Year (b)	Salary(2) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Option Awards(4) ($) (f)	Non-Equity Incentive Plan Compensation(2)(5) ($) (g)	Change in Pension Value and Nonqualified Def. Comp. Earnings(6) ($) (h)	All Other Compensation(2)(7) ($) (i)	Total ($) (j)
T.R. Voss	2012	1,000,000	–	3,577,527	–	1,073,100	451,354	120,980	6,222,961
Chairman, President and Chief Executive Officer, Ameren	2011	900,000	–	3,126,269	–	1,111,500	432,207	125,083	5,695,059
	2010	784,027	–	2,458,739	–	1,093,325	305,639	80,917	4,722,647

M.J. Lyons, Jr.	2012	510,000	–	982,449	–	389,612	140,048	43,746	2,065,855
Executive Vice President and Chief Financial Officer, Ameren	2011	485,000	–	935,955	–	397,120	124,709	42,830	1,985,614
	2010	428,164	–	649,432	–	410,136	67,493	32,219	1,587,444

W.L. Baxter	2012	607,000	–	1,169,305	–	423,392	243,690	64,671	2,508,058
Chairman, President and Chief Executive Officer, Ameren Missouri	2011	590,000	–	1,138,581	–	459,414	233,019	66,527	2,487,541
	2010	575,000	–	1,077,181	–	512,670	150,125	44,831	2,359,807

S.R. Sullivan	2012	472,000	–	831,308	–	313,550	244,320	42,548	1,903,726
Chairman, President and Chief Executive Officer, AER	2011	454,712	–	772,812	–	365,020	232,533	41,360	1,866,437
	2010	415,000	–	777,443	–	370,014	163,880	35,354	1,761,691

C.D. Naslund	2012	450,000	–	743,036	–	289,737	268,563	43,526	1,794,862
Senior Vice President, Ameren Missouri	2011	437,000	–	722,838	–	307,626	274,527	45,801	1,787,792
	2010	425,000	–	796,164	–	397,877	200,268	38,325	1,857,634

(1)	Includes compensation received as an officer of Ameren and its subsidiaries, except that Mr. Voss serves as an officer of Ameren only and not of its subsidiaries, Mr. Baxter serves as an officer of Ameren Missouri only and not of Ameren or its other subsidiaries, Mr. Sullivan serves as an officer of Ameren Energy Resources Company, LLC (“AER”) only (effective March 2, 2011) and not of Ameren or its other subsidiaries (except that prior to March 2, 2011, he served as Senior Vice President and General Counsel of Ameren and its subsidiaries), and Mr. Naslund served as an officer of Ameren Missouri only (effective March 2, 2011) and not of Ameren or its other subsidiaries (except that prior to March 2, 2011, he served as an officer of AER only and not of Ameren or its other subsidiaries). On January 1, 2013, Mr. Naslund relinquished his officer position at Ameren Missouri and was elected Senior Vice President of Ameren Services, and effective March 1, 2013, he was elected Executive Vice President of Ameren Services.

(2)	Cash compensation received by each Executive for fiscal years 2012, 2011 and 2010 is found in the Salary or Non-Equity Incentive Plan Compensation column of this Table. The amounts that would generally be considered “bonus” awards are found under Non-Equity Incentive Plan Compensation in column (g).

(3)

For each Executive, the amounts in column (e) represent the aggregate grant date fair value computed in accordance with authoritative accounting guidance of PSU awards under our 2006 Omnibus Incentive Compensation Plan without regard to estimated forfeitures related to service-based vesting conditions. For 2012 PSU grants, the calculations reflect an accounting value of 107.7 percent of the target value, for 2011 grants 111.4 percent of target value, and for 2010 grants 114.5 percent of target value. Assumptions used in the calculation of the amounts in column (e) are described in Note 12 to our audited financial statements for the fiscal year ended December 31, 2012 included in our 2012 Form 10-K.

The amounts reported for PSU award grants in column (e) do not reflect actual compensation realized by the Executives and are not a guarantee of the amount that the Executive will actually receive from the grant of the respective PSU awards and Retention Award, as applicable. The actual compensation realized by the Executives will be based upon the share price of Ameren’s Common Stock at payout. The PSUP performance periods for the 2011 and 2012 grants will not end until December 31, 2013 and December 31, 2014, respectively, and, as such, the actual value, if any, of the PSU awards will generally depend on the Company’s achievement of certain market performance measures during these periods. For information regarding the terms of the awards, the description of vesting conditions, and the criteria for determining the amounts payable, including 2010 PSU awards granted for each Executive, see “— COMPENSATION DISCUSSION AND ANALYSIS.”

(4)	None of the Executives received any option awards in 2012, 2011 or 2010.

(5)	Represents payouts for performance under the applicable year’s EIP. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of how amounts were determined for 2012.

(6)	Amounts shown in column (h) are the sum of (1) the increase in the actuarial present value of each Executive’s accumulated benefit under all defined benefit and actuarial pension plans (including the SRP) from December 31 of the prior fiscal year to December 31 of the applicable fiscal year and (2) the above-market portion of interest determined in accordance with SEC disclosure rules as the difference between the interest credited at the rate in the Company’s deferred compensation plan and interest that would be credited at 120 percent of the AFR published by the Internal Revenue Service (“IRS”) and calculated as of January 1, 2013 for the year ended December 31, 2012, as of January 1, 2012 for the year ended December 31, 2011 and as of January 1, 2011 for the year ended December 31, 2010. The table below shows the allocation of these amounts for each Executive. For 2012, the applicable interest rate for the deferred compensation plan was 7.10 percent for amounts deferred prior to January 1, 2010 and 3.37 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 2.78 percent published by the IRS and calculated as of January 2013. For 2011, the applicable interest rate for the deferred compensation plan was 7.44 percent for amounts deferred prior to January 1, 2010 and 4.24 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 5.02 percent published by the IRS and calculated as of January 2012. For 2010, the applicable interest rate for the deferred compensation plan was 7.97 percent for amounts deferred prior to January 1, 2010 and 5.02 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 4.66 percent published by the IRS and calculated as of January 2011.

Name	Year	Pension Plan Increase ($)	Deferred Compensation Plan Above-Market Interest ($)
Voss	2012 2011 2010	364,044 351,499 247,943	87,310 80,708 57,696
Lyons	2012 2011 2010	140,048 124,709 67,493	– – –
Baxter	2012 2011 2010	198,980 191,690 120,580	44,710 41,329 29,545
Sullivan	2012 2011 2010	173,093 166,692 116,812	71,227 65,841 47,068
Naslund	2012 2011 2010	182,519 194,990 148,205	86,044 79,537 52,063

For assumptions and methodology regarding the determination of pension values, please refer to the footnotes under the Pension Benefits Table.

(7)	The amounts in column (i) reflect for each Executive matching contributions allocated by the Company to each Executive pursuant to the Company’s 401(k) savings plan, which is available to all salaried employees, and the cost of insurance premiums paid by the Company with respect to term life insurance, which amount each Executive is responsible for paying income tax. In 2012, the Company’s 401(k) matching contributions, including the 401(k) Restoration Benefit as described in “— NONQUALIFIED DEFERRED COMPENSATION — Executive Deferred Compensation Plan Participation” below, for each of the Executives were as follows: Mr. Voss — $95,018; Mr. Lyons — $40,820; Mr. Baxter — $47,989; Mr. Sullivan — $37,666 and Mr. Naslund — $34,093. In 2012, the Company’s cost of insurance premiums for Mr. Voss was $25,962. In 2012, the amount in column (i) for Mr. Baxter also includes the costs for tax and financial planning services, spouse business travel and personal use of a Company-provided telephone during 2012.

The following table provides additional information with respect to stock-based awards granted in 2012, the value of which was provided in the Stock Awards column of the Summary Compensation Table with respect to 2012 grants, and the potential range of payouts associated with the 2012 EIP.

GRANTS OF PLAN-BASED AWARDS TABLE

		Committee Approval Date(1)							All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name (a)			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
	Grant Date(1)		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)(#)	Target ($)(#)	Maximum ($)(#)
	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Voss			500,000	1,000,000	2,000,000	–	–	–	–	–	–	–
	PSUP: 1/1/12	12/8/11	–	–	–	30,080	100,267	200,534	–	–	–	3,577,527
Lyons			165,750	331,500	663,000	–	–	–	–	–	–	–
	PSUP: 1/1/12	12/8/11	–	–	–	8,261	27,535	55,070	–	–	–	982,449
Baxter			197,275	394,550	789,100	–	–	–	–	–	–	–
	PSUP: 1/1/12	12/8/11	–	–	–	9,832	32,772	65,544	–	–	–	1,169,305
Sullivan			153,400	306,800	613,600	–	–	–	–	–	–	–
	PSUP: 1/1/12	12/8/11	–	–	–	6,990	23,299	46,598	–	–	–	831,308
Naslund			135,000	270,000	540,000	–	–	–	–	–	–	–
	PSUP: 1/1/12	12/8/11	–	–	–	6,248	20,825	41,650	–	–	–	743,036

(1)	The 2012 PSU target awards were approved by the Committee on December 8, 2011 and, in accordance with authoritative accounting guidance, granted on January 1, 2012. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of the timing of various pay decisions.

(2)	The amounts shown in column (c) reflect the threshold payment level under the 2012 EIP which is 50 percent of the target amount shown in column (d). The amount shown in column (e) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the description of performance-based conditions.

(3)	For each Executive, the amounts shown (denominated in shares of Company Common Stock) in column (f) reflect the threshold 2012 PSU award grant which is 30 percent of the target amount shown in column (g). The amount shown in column (h) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the terms of the awards, the description of performance-based vesting conditions and the criteria for determining the amounts payable.

(4)	None of the Executives received any option awards in 2012.

(5)	For each Executive, represents the grant date fair value of the 2012 PSU awards determined in accordance with authoritative accounting guidance, excluding the effect of estimated forfeiture. Assumptions used in the calculation of these amounts are referenced in footnote (3) to the Summary Compensation Table. There is no guarantee that, if and when the 2012 PSU awards vest, they will have this value.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

See “— COMPENSATION DISCUSSION AND ANALYSIS” for further information relating to each Executive regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table and for discussions regarding officer stock ownership requirements, dividends paid on equity awards, and allocations between short-term and long-term compensation.

The following table provides information regarding the outstanding equity awards held by each of the Executives as of December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(2) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(2)(3) ($) (j)
Voss	–	–	–	–	–	–	–	64,633	1,985,526
Lyons	–	–	–	–	–	–	–	18,567	570,378
Baxter	–	–	–	–	–	–	–	22,359	686,868
Sullivan	–	–	–	–	–	–	–	15,509	476,436
Naslund	–	–	–	–	–	–	–	14,201	436,255

(1)	None of the Executives hold any options to purchase shares of the Company’s Common Stock.

(2)	For each Executive, represents 2011 and 2012 PSU award grants at threshold. The 2011 and 2012 PSU awards for such Executives vest, subject to Ameren achieving the required performance threshold and continued employment of the Executive, as of December 31, 2013 and December 31, 2014, respectively, for such Executives. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentives: Performance Share Unit Program (“PSUP”).”

(3)	The dollar value of the payment of the 2011 and 2012 PSU awards is based on achieving the threshold (minimum) performance goals for such awards. Valuations are based on the closing price of $30.72 per share of Ameren’s Common Stock on the NYSE on December 31, 2012. There is no guarantee that, if and when the 2011 and 2012 PSU awards vest, they will have this value.

The following table provides the amounts received upon exercise of options or similar instruments or the vesting of stock or similar instruments during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards(1)		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting(2) (#) (d)	Value Realized on Vesting(3) ($) (e)
Voss	—	—	27,007	829,655
Lyons	—	—	7,134	219,156
Baxter	—	—	11,832	363,479
Sullivan	—	—	8,540	262,349
Naslund	—	—	8,745	268,646

(1)	None of the Executives hold any options to purchase shares of our Common Stock.

(2)	For each Executive, represents 2010 PSU award grants earned as of December 31, 2012. During the performance period for the 2010 PSU awards ending December 31, 2012, such Executives were credited with dividend equivalents on 2010 PSU award grants, which represented the right to receive shares of Ameren Common Stock measured by the dividend payable with respect to the corresponding number of 2010 PSU awards. Dividend equivalents on 2010 PSU awards accrued at target levels and were reinvested into additional 2010 PSU awards throughout the three-year performance period. For each Executive, the actual dividend equivalents paid out on PSU awards varies from 0 percent to 200 percent of the target number of PSUs granted to each Executive and is based on the performance of the Company during each respective PSU award performance period. The number of 2010 PSUs ultimately earned by each Executive through dividend reinvestment, at 5.2 percent of the original target levels accrued, was as follows: Mr. Voss 3,958 units; Mr. Lyons 1,046 units; Mr. Baxter 1,734 units; Mr. Sullivan 1,252 units and Mr. Naslund 1,282 units.

(3)	The value of the vested 2010 PSUs is based on the closing price of $30.72 per share of our Common Stock on the NYSE on December 31, 2012.

PENSION BENEFITS

The table below provides the actuarial present value of the Executive’s accumulated benefits under the Company’s retirement plans and the number of years of service credited to each Executive under these plans.

PENSION BENEFITS TABLE

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year(3) ($) (e)
Voss	1) Retirement Plan	43	1,409,656	–
	2) SRP	43	1,193,537	–
Lyons	1) Retirement Plan	11	277,232	–
	2) SRP	11	352,432	–
Baxter	1) Retirement Plan	17	335,774	–
	2) SRP	17	872,243	–
Sullivan	1) Retirement Plan	23	592,565	–
	2) SRP	23	667,265	–
Naslund	1) Retirement Plan	38	1,148,684	–
	2) SRP	38	585,065	–

(1)	Represents the actuarial present value of the accumulated benefits relating to the Executives under the Retirement Plan (defined below) and the SRP as of December 31, 2012. See Note 11 to our audited consolidated financial statements for the year ended December 31, 2012 included in our 2012 Form 10-K for an explanation of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit. The calculations were based on retirement at the plan normal retirement age of 65, included no pre-retirement decrements in determining the present value, used an 80 percent lump sum/20 percent annuity payment form assumption, and used the plan valuation mortality assumptions after age 65 in the 1994 Group Annuity Reserving Table. Cash balance accounts were projected to age 65 using the 2012 plan interest crediting rate of 5.0 percent.

(2)	The following table provides the Cash Balance Account Lump Sum Value for accumulated benefits relating to the Executives under the cash balance account under the Retirement Plan and the SRP at December 31, 2012 as an alternative to the presentation of the actuarial present value of the accumulated benefits relating to the Executives under the Retirement Plan and the SRP as of December 31, 2012.

Name	Plan Name	Cash Balance Account Lump Sum Value ($)
Voss	1) Retirement Plan	1,315,215
	2) SRP	1,113,575
Lyons	1) Retirement Plan	213,232
	2) SRP	271,072
Baxter	1) Retirement Plan	273,086
	2) SRP	709,399
Sullivan	1) Retirement Plan	486,273
	2) SRP	547,573
Naslund	1) Retirement Plan	1,019,590
	2) SRP	519,313

(3)	All Executives are active and were not eligible for payments prior to December 31, 2012.

Ameren Retirement Plan

Retirement benefits for the Executives fall under the Benefits for Salaried Employees (the “Cash Balance Account”). Most salaried employees of Ameren and its subsidiaries, including the Executives, earn benefits in the Cash Balance Account under the Ameren Retirement Plan (the “Retirement Plan”) immediately upon employment. Benefits become vested after three years of service.

On an annual basis a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s pensionable earnings for the year. Pensionable earnings include base salary and annual EIP compensation, which are equivalent to amounts shown in columns (c) and (g) in the Summary Compensation Table. The applicable percentage is based on the participant’s age as of December 31 of that year.

Participant’s Age on December 31	Regular Credit for Pensionable Earnings*
Less than 30	3%
30 to 34	4%
35 to 39	4%
40 to 44	5%
45 to 49	6%
50 to 54	7%
55 and over	8%

*	An additional regular credit of three percent is received for pensionable earnings above the Social Security wage base.

These accounts also receive interest credits based on the average yield for one-year U.S. Treasury constant maturity for the previous October, plus one percent. The minimum interest credit is five percent.

Effective January 1, 2001, an enhancement account was added that provides a $500 additional credit at the end of each year.

The normal retirement age under the Cash Balance Account structure and the SRP is 65. Neither the Cash Balance Account structure nor the SRP contains provisions for crediting extra years of service or for early retirement. When a participant terminates employment (including as a result of retirement), the amount credited to the participant’s account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution.

Ameren Supplemental Retirement Plan

In certain cases, pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the IRC. The SRP is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations. Any Executive whose pension benefits under the Retirement Plan would exceed IRC limitations or who participates in the deferred compensation plan described below is eligible to participate in the SRP. The SRP is unfunded and is not a qualified plan under the IRC.

There is no offset under either the Retirement Plan or the SRP for Social Security benefits or other offset amounts.

NONQUALIFIED DEFERRED COMPENSATION

The following table discloses contributions, earnings and balances under the nonqualified deferred compensation plan for each Executive.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name (a)	Executive Contributions in 2012(1) ($) (b)	Company Contributions in 2012(2) ($) (c)	Aggregate Earnings in 2012(3) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/12(4) ($) (f)
Voss	393,690	83,768	181,992	–	3,394,398
Lyons	39,427	29,570	17,489	–	194,179
Baxter	48,985	36,739	88,364	–	1,498,879
Sullivan	190,502	26,416	143,245	–	2,401,729
Naslund	331,934	22,843	171,391	–	2,952,186

(1)	A portion of these amounts is also included in amounts reported for 2012 as “Salary” in column (c) of the Summary Compensation Table. These amounts also include a portion of amounts reported as “Non-Equity Incentive Plan Compensation” in our 2012 proxy statement representing compensation paid in 2012 for performance during 2011.

(2)	All of the Company matching contributions reported for each Executive are included in the amounts reported in column (i) of the Summary Compensation Table.

(3)

The dollar amount of aggregate interest earnings accrued during 2012. The above-market interest component of these amounts earned on deferrals made prior to January 1, 2010 with respect to plan years beginning on or prior to January 1, 2010 and for deferrals made prior to January 1, 2010 with respect to plan years beginning on or after January 1, 2011 is included in amounts reported in column (h) of the Summary Compensation Table. See footnote (6) to the Summary Compensation Table for the amounts of above-market interest. There are no above-market or preferential earnings on compensation deferred with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010.

(4)	The dollar amount of the total balance of the Executive’s account as of December 31, 2012 consists of the following elements:

Name	Executive Contributions ($)	Company Matching Contributions ($)	Interest Earnings ($)	Total ($)	Amount Previously Reported as Compensation in Prior Years(1) ($)
Voss	2,050,631	208,494	1,135,273	3,394,398	1,829,057
Lyons	100,915	75,687	17,577	194,179	107,604
Baxter	845,389	101,732	551,758	1,498,879	890,180
Sullivan	1,507,529	69,863	824,337	2,401,729	1,320,807
Naslund	1,934,257	66,288	951,641	2,952,186	1,619,734

(1)	Represents amounts previously reported as compensation to the Executive in the Summary Compensation Table of Ameren or its subsidiaries in previous years.

Executive Deferred Compensation Plan Participation

Pursuant to an optional deferred compensation plan available to executive officers and certain key employees, Executives may annually choose to defer up to 50 percent (in one percent increments) of their salary and up to 100 percent (in one percent increments or amounts in excess of a threshold) of cash incentive awards. There are no minimum dollar thresholds for deferrals. At the request of a participant, the Company may, in its discretion, waive the 50 percent limitation.

The Ameren Deferred Compensation Plan, as amended and restated, effective January 1, 2010 (the “Ameren Deferred Compensation Plan”), changed the interest crediting rates for deferrals made with respect to plan years commencing on and after January 1, 2010 and added a 401(k) restoration benefit for eligible officers of Ameren whose total salary and short-term incentive award exceeds the limit on compensation in effect under the IRC. In October 2010, the Company adopted an amendment to the Ameren Deferred Compensation Plan for plan years beginning on and after January 1, 2011 to change the measurement period for the applicable interest rates to amounts deferred under such plan prior to January 1, 2010 and to clarify that matching contributions made under the plan are based upon all of a participant’s deferrals under the plan during a plan year. Pursuant to the Ameren Deferred Compensation Plan, amounts deferred (and interest attributable thereto), other than the 401(k) Restoration Benefit (as defined below), accrue interest at the rate to be applied to the participant’s account balance depending on (1) the plan year for which the rate is being calculated and (2) the year in which the deferral was made, as follows:

Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	150 percent of the average of the monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Index Rate”) for the calendar year immediately preceding such plan year — for 2012 such interest crediting rate was 7.10 percent

Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	120 percent of the AFR for the December immediately preceding such plan year (the “Officers Deferred Plan Interest Rate”) — for 2012 such interest crediting rate was 3.37 percent

Under the Ameren Deferred Compensation Plan, upon a participant’s termination of employment with the Company and/or its subsidiaries prior to age 55 and after the occurrence of a Change of Control (as defined under “— OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS — Change of Control Protection — In General — Change of Control Severance Plan” below) the balance in such participant’s deferral account, with interest as described in the table above, shall be distributed in a lump sum within 30 days after the date the participant terminates employment.

The 401(k) Restoration Benefit allows eligible officers of Ameren, including the Executives, to also defer a percentage of salary and/or EIP awards in excess of the limit on compensation then in effect under the IRC (currently $250,000), in one percent increments, up to a maximum of six percent of total salary and EIP awards (a “401(k) Restoration Deferral,” together with Ameren’s 401(k) matching credit described below, the “401(k) Restoration Benefit”). Under the Ameren Deferred Compensation Plan, Ameren credits each participating officer’s deferral account with a matching credit equal to 100 percent of the first three percent of salary and EIP awards and 50 percent of the remaining salary and EIP awards deferred by the participant, including a 401(k) Restoration Deferral. In general, eligible participants, including the Executives, may direct the deemed investment of the 401(k) Restoration Benefit in accordance with the investment options that are generally available under Ameren’s 401(k) savings investment plan, except for the Ameren stock fund.

As a result of the changes described in this section, no preferential or above-market earnings are paid pursuant to the Ameren Deferred Compensation Plan with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010. The investment returns for the funds elected by Executives under the Ameren Deferred Compensation Plan in 2012 were as follows:

Name of Fund	Percentage Rate of Return
Allianz NFJ Dividend Value Fund-Institutional Class	14.37%
American Funds EuroPacific Growth Fund-Class R6	19.54%
BlackRock US Treasury Inflation Protected Securities Non-Lendable Fund-Class F	6.92%
Northern Trust Stable Asset Fund	2.90%
BlackRock LifePath 2025 Portfolio-Class G	12.10%
BlackRock LifePath 2030 Portfolio-Class G	13.23%
PIMCO Total Return Fund-Institutional Class	10.36%
BlackRock Equity Index Fund-Class T	15.99%
Large Cap Growth Equity Fund	17.25%
BlackRock Russell 2500 Index Fund-Class M	18.15%
Small/Mid Cap Equity Fund	1.70%

After the participant retires, the deferred amounts (and interest attributable thereto), other than the 401(k) Restoration Benefit, accrue interest as follows:

Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	Average monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Base Index Rate”) for the calendar year immediately preceding such plan year — for 2012 such interest crediting rate was 4.73 percent

Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	Officers Deferred Plan Interest Rate — for 2012 such interest crediting rate was 3.37 percent

The plan compounds interest annually and the rate is calculated as of the first day of the plan year.

A participant may choose to receive the deferred amounts at retirement in a lump sum payment or in installments over a set period of up to 15 years. In the event a participant terminates employment with the Company and its subsidiaries prior to age 55, the balance in such participant’s deferral account is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment.

Participants are 100 percent vested at all times in the value of their contributions, investment earnings and any Company 401(k) matching credits. A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and applicable matching contributions have been deemed invested. While no actual contributions are made to the funds, earnings or losses are calculated using the valuation methodology employed by the record keeper for each of the corresponding funds. Participants may generally transfer investments among various investment alternatives on a daily basis, subject to the provisions of the Ameren Deferred Compensation Plan.

Distributions from the Ameren Deferred Compensation Plan will be paid in cash. Participants may also elect to receive distributions in a single lump sum or in substantially equal annual or monthly installments over a period of 5, 10 or 15 years.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Employment Agreements

The Company has no employment agreements with the Executives.

General Severance Plan

Ameren maintains a Severance Plan for Management Employees which provides for severance based on years of service and weeks of pay for all salaried full-time employees on the active payroll. The Executives are covered under this plan in the event of a qualified termination (defined under the plan) and are eligible for severance on the same basis as other full-time salaried employees.

Change of Control Protection

In General

Change of Control Severance Plan. In 2008, Ameren’s Board of Directors adopted a Second Amended and Restated Change of Control Severance Plan, as amended (the “Change of Control Plan”). Other Company plans also carry change of control provisions.

Severance and PSUP provisions pursuant to a Change of Control (as defined below) were redesigned or designed by the Committee in 2006 and subsequent changes to the Change of Control Plan have been made in response to various changes in tax laws. The Change of Control Plan was amended in 2009 to eliminate reimbursement and gross-up payments in connection with any excise taxes that may be imposed on benefits received by any officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009.

Under the Change of Control Plan, designated officers of Ameren and its subsidiaries, including the Executives, are entitled to receive severance benefits if their employment is terminated without Cause (as defined below) or by the Executive for Good Reason (as defined below) within two years after a Change of Control.

Definitions of Change of Control, Cause and Good Reason

A change of control (“Change of Control”) occurs under the Change of Control Plan, in general, upon:

(i) the acquisition of 20 percent or more of the outstanding Common Stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren;

(ii) a majority change in composition of the board of directors;

(iii) a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of Ameren, unless current shareholders continue to own 60 percent or more of the surviving entity immediately following the transaction; or

(iv) approval by Ameren shareholders of a complete liquidation or dissolution of Ameren.

“Cause” is defined as follows:

(i) the participant’s willful failure to substantially perform his or her duties with Ameren (other than any such failure resulting from the participant’s disability), after notice and opportunity to remedy;

(ii) gross negligence in the performance of the participant’s duties which results in material financial harm to Ameren;

(iii) the participant’s conviction of, or plea of guilty or nolo contendere to, any felony or any other crime involving the personal enrichment of the participant at the expense of Ameren or shareholders of Ameren; or

(iv) the participant’s willful engagement in conduct that is demonstrably and materially injurious to Ameren, monetarily or otherwise.

“Good Reason” is defined as follows:

(i) a net reduction of the participant’s authorities, duties, or responsibilities as an executive and/or officer of Ameren;

(ii) required relocation of more than 50 miles;

(iii) any material reduction of the participant’s base salary or target bonus opportunity;

(iv) reduction in grant-date value of long-term incentive opportunity;

(v) failure to provide the same aggregate value of employee benefit or retirement plans in effect prior to a Change of Control;

(vi) failure of a successor to assume the Change of Control Plan agreements; or

(vii) a material breach of the Change of Control Plan.

If an Executive’s employment is terminated without Cause or by the Executive for Good Reason within two years after a Change of Control, the Executive will receive a cash lump sum equal to the following:

(i) salary and unpaid vacation pay through the date of termination;

(ii) pro rata EIP compensation for the year of termination;

(iii) three years’ worth of each of base salary, target EIP compensation and additional pension credit; and

(iv) reimbursement and gross-up for any excise tax imposed on benefits received by the Executive from Ameren, assuming such payments (as defined by the IRS) are at least 110 percent of the imposed cap under the IRC; provided that officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009, are not eligible to receive reimbursement and gross-up for any such excise tax.

In addition to the cash lump sum payment, any such Executive shall (i) continue to be eligible for welfare benefits during the three-year severance period, provided that if the Executive becomes reemployed with another employer and is eligible to receive such welfare benefits under such other employer’s plan, the Company’s health and welfare benefits will be secondary to those provided under such other plan during the severance period and (ii) receive, as incurred, up to $30,000 for the cost of outplacement services (not available for a Good Reason termination).

Following are details of how the above items are calculated.

•

Retirement Plan Benefit Assumptions. Amount equal to the difference between (a) the account balance under the Retirement Plan and SRP which the participant would receive if his or her employment continued during the three-year period upon which severance is received (assuming the participant’s compensation during such period would have been equal to his or her compensation as in effect immediately prior to termination), and (b) the actual account balance (paid or payable) under such plans as of the date of termination.

•

Welfare Benefit Payment Assumptions. Continued coverage for the Executive’s family with medical, dental, life insurance and executive life insurance benefits as if employment had not been terminated during the three-year period upon which severance is received. The calculation and the corresponding amounts set forth in the Estimated Potential Post-Employment Payments tables below assume full cost of benefits over the three-year period. In addition, the Executive’s family receives additional retiree medical benefits (if applicable) as if employment had not been terminated during the three-year period upon which severance is received. All retiree medical benefits are payable only in their normal form as monthly premium payments. The actuarial present value of the additional retiree medical benefits is included, calculated based on retirement at the end of the three-year severance period, a graded discount rate assumption of 0.29 percent for payment duration of three years or less, 1.14 percent for payment duration of over three but not more than nine years and 2.89 percent for payment duration over nine years, and post-retirement mortality according to the RP-2000 (generational) table. (No pre-retirement mortality.)

Ability to Amend or Terminate Change of Control Plan

The Board may amend or terminate the Change of Control Plan at any time, including designating any other event as a Change of Control, provided that the Change of Control Plan may not be amended or terminated (i) following a Change of Control, (ii) at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (iii) otherwise in connection with or in anticipation of a Change of Control in any manner that could adversely affect the rights of any officer covered by the Change of Control Plan.

Change of Control Provisions Relating to PSU Awards

Below is a summary of protections provided upon a Change of Control with respect to the PSU awards under the 2006 Omnibus Incentive Compensation Plan. In brief, the goal of these protections is to avoid acceleration of PSU vesting and payment in situations where a Change of Control occurs but the Company continues to exist and the Executive retains his or her position. In the table below, the term “qualifying termination” means the participant is involuntarily terminated other than for Cause or has a voluntary termination for Good Reason before the second anniversary of the date of the Change of Control. Other definitions of capitalized terms may be found in the Change of Control Plan.

Change of Control Event	Termination Event	Unvested PSU Awards

Change of Control which occurs on or before the end of the applicable performance period after which the Company continues in existence and remains a publicly traded company on the NYSE or NASDAQ	No qualifying termination

Payable upon the earliest to occur of the following:

•  after the performance period has ended;

•  the participant’s death; or

•  if the participant becomes disabled or retires during the performance period, immediately following the performance period and if the participant becomes disabled or retires after the performance period but before earned amounts have been paid out, upon such disability or death.

Qualifying termination during the performance period

The PSUs the participant would have earned if such participant remained employed until the vesting date, at actual performance, will vest on the last day of the performance period and be paid in shares of the Company’s Common Stock immediately.

Change of Control which occurs on or before the end of the applicable performance period in which the Company ceases to exist or is no longer publicly traded on the NYSE or NASDAQ	Automatic upon Change of Control

The target number of PSU awards granted, together with dividends accrued thereon, will be converted to nonqualified deferred compensation. Interest on the nonqualified deferred compensation will accrue based on the prime rate, computed as provided in the award agreement.

	Continued employment until the end of the three-year performance period	Lump sum payout of the nonqualified deferred compensation plus interest immediately following the performance period.
	Continued employment until death or disability which occurs before the end of the three-year performance period	Immediate lump sum payout of the nonqualified deferred compensation, plus interest.
Qualifying termination during the three-year performance period

Immediate lump sum payout of the nonqualified deferred compensation, plus interest; provided that such distribution shall be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.

	Other termination of employment before the end of the three-year performance period	Forfeiture of the nonqualified deferred compensation, plus interest.

Termination of PSU Awards Other Than for Change of Control

The following table summarizes the impact of certain employment events that may result in the payment of unvested PSU awards.

Type of Termination	Additional Termination Details	Unvested PSU Awards

Voluntary termination	N/A	Forfeited

Involuntary termination not for Cause	Prior to age 62	Forfeited

Age 62+

Death	Prior to age 62	All awards pay out at target (plus accrual of dividends), pro rata for the number of days worked in each performance period.
Age 62+

Disability	Prior to age 62	All outstanding awards are earned at the same time and to the same extent that they are earned by other participants, and are paid immediately following the performance period.
Age 62+

Retirement (Termination at or after age 55) During Performance Period	Prior to age 62

Only if the participant has at least five years of service, a prorated award is earned at the end of the three-year performance period (based on actual performance) and paid immediately following the performance period.

Age 62+

Only if the participant has at least ten years of service (or five years of service in the case of the 2011 PSU awards), a full award is earned at the end of the three-year performance period (based on actual performance) and paid immediately following the performance period.

Retirement (Termination at or after age 55) Following Performance Period	N/A	This scenario occurs when awards have already vested. In this situation, payout is made immediately.

Estimated Potential Post-Employment Payments

The tables below reflect the payments and benefits payable to each of the Executives in the event of a termination of the Executive’s employment under several different circumstances. For Executives, the amounts shown assume that termination was effective as of December 31, 2012, at the Executive’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the Executive in each scenario. Excise tax and gross-up payments are estimated using a stock price of $30.72 per share (the closing price of Ameren’s Common Stock on the NYSE on December 31, 2012). In addition, the amounts shown do not include benefits paid by insurance providers under life and disability policies or payments and benefits provided on a non-discriminatory basis to employees upon a termination of employment. The actual amounts to be paid out can only be determined at the time of the Executive’s actual separation from the Company. Factors that could affect the nature and amount of the payments on termination of employment, among others, include the timing of event, compensation level, the market price of our Common Stock and the Executive’s age.

VOSS

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/12 ($)		Involuntary Termination not for Cause ($)	Change of Control(1) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A	N/A			7,000,000
PSU Vesting, Assuming Termination of Employment	4,163,185	2,964,982	2,964,982	(2)		7,448,069
Three Years’ Pension Credit	N/A	N/A	N/A			1,106,217
Three Years’ Welfare Benefits(3)	N/A	N/A	N/A			112,326
Outplacement at Maximum	N/A	N/A	N/A			30,000
Excise Tax and Gross-up	N/A	N/A	N/A			7,813,023
Total	4,163,185	2,964,982	2,964,982			23,509,635
LYONS
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/12(4) ($)		Involuntary Termination not for Cause ($)	Change of Control(1) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A			N/A	2,856,000
PSU Vesting, Assuming Termination of Employment	1,190,445	831,937			0	2,120,451
Three Years’ Pension Credit	N/A	N/A			N/A	324,875
Three Years’ Welfare Benefits(3)	N/A	N/A			N/A	53,244
Outplacement at Maximum	N/A	N/A			N/A	30,000
Excise Tax and Gross-up	N/A	N/A			N/A	2,557,800
Total	1,190,445	831,937			0	7,942,370

BAXTER

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/12(4) ($)	Involuntary Termination not for Cause ($)	Change of Control(1) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A		N/A	3,399,200
PSU Vesting, Assuming Termination of Employment	1,537,252	1,101,194		0	2,653,017
Three Years’ Pension Credit	N/A	N/A		N/A	482,215
Three Years’ Welfare Benefits(3)	N/A	N/A		N/A	58,467
Outplacement at Maximum	N/A	N/A		N/A	30,000
Excise Tax and Gross-up	N/A	N/A		N/A	3,037,173
Total	1,537,252	1,101,194		0	9,660,072

SULLIVAN
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/12(4) ($)	Involuntary Termination not for Cause ($)	Change of Control(1) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A		N/A	2,643,200
PSU Vesting, Assuming Termination of Employment	1,070,398	774,332		0	1,850,424
Three Years’ Pension Credit	N/A	N/A		N/A	426,364
Three Years’ Welfare Benefits(3)	N/A	N/A		N/A	101,083
Outplacement at Maximum	N/A	N/A		N/A	30,000
Excise Tax and Gross-up	N/A	N/A		N/A	2,310,784
Total	1,070,398	774,332		0	7,361,855

NASLUND

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/12 ($)		Involuntary Termination not for Cause ($)	Change of Control(1) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A	N/A			2,430,000
PSU Vesting, Assuming Termination of Employment	1,014,036	737,198	492,263	(2)		1,722,806
Three Years’ Pension Credit	N/A	N/A	N/A			496,459
Three Years’ Welfare Benefits(3)	N/A	N/A	N/A			62,295
Outplacement at Maximum	N/A	N/A	N/A			30,000
Excise Tax and Gross-up	N/A	N/A	N/A			2,202,892
Total	1,014,036	737,198	492,263			6,944,452

(1)	Indicates Change of Control amounts payable to Executives pursuant to the Change of Control Plan, assuming that the Company ceases to exist or is no longer publicly traded on the NYSE or NASDAQ after the Change of Control.

(2)	The estimated number of PSUs that would be payable upon retirement at December 31, 2012 for Messrs. Voss and Naslund is calculated according to the schedule following “— Change of Control Provisions Relating to PSU Awards” above, depending on their respective ages at December 31, 2012. Where performance was estimated, it was estimated at 30 percent payout for PSU awards.

(3)	Welfare benefits figures reflect the estimated lump-sum present value of all future premiums which will be paid on behalf of or to the Executives under our welfare benefit plans. These amounts, however, would not actually be paid as a cash lump sum upon a Change of Control and termination of employment.

(4)	Messrs. Lyons, Baxter and Sullivan are not retirement-eligible. Therefore, no PSU vesting is shown upon retirement for them.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the SEC, including this proxy statement, in whole or in part, the following Audit and Risk Committee Report shall not be deemed to be incorporated by reference into any such filings.

AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee reviews Ameren’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit and Risk Committee has reviewed and discussed the audited financial statements to be included in the 2012 Form 10-K with Ameren’s management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether Ameren maintained effective internal control over financial reporting.

The Audit and Risk Committee has discussed with the independent registered public accounting firm, the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”), including U.S. Auditing Standard Section 380. In addition, the Audit and Risk Committee has discussed with the independent registered public accounting firm, the accounting firm’s independence with respect to Ameren and its management, including the matters in the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence, received from the independent registered public accounting firm. To ensure the independence of the registered public accounting firm, Ameren has instituted monitoring processes at both the internal management level and the Audit and Risk Committee level. At the management level, the chief financial officer or the chief accounting officer is required to review and pre-approve all engagements of the independent registered public accounting firm for any category of services, subject to the pre-approval of the Audit and Risk Committee described below. In addition, the chief financial officer or the chief accounting officer is required to provide to the Audit and Risk Committee at each of its meetings (except meetings held exclusively to review earnings press releases and quarterly reports on SEC Form 10-Q) a written description of all services to be performed by the independent registered public accounting firm and the corresponding estimated fees. The monitoring process at the Audit and Risk Committee level includes a requirement that the Committee pre-approve the use of the independent registered public accounting firm to perform any category of services. At each Audit and Risk Committee meeting (except meetings held exclusively to review earnings press releases and quarterly reports on SEC Form 10-Q), the Committee receives a joint report from the independent registered public accounting firm and the chief financial officer or the chief accounting officer concerning audit fees and fees paid to the independent registered public accounting firm for all other services rendered, with a description of the services performed. The Audit and Risk Committee has considered whether the independent registered public accounting firm’s provision of the services covered under the captions “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — FEES FOR FISCAL YEARS 2012 AND 2011 — Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” in this proxy statement is compatible with maintaining the registered public accounting firm’s independence and has concluded that the registered public accounting firm’s independence has not been impaired by their engagement to perform these services.

In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in Ameren’s 2012 Form 10-K, for filing with the SEC.

Audit and Risk Committee:

Walter J. Galvin, Chairman

Stephen F. Brauer

Catherine S. Brune

Ellen M. Fitzsimmons

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC served as the independent registered public accounting firm for Ameren and its subsidiaries in 2012. PwC is an independent registered public accounting firm with the PCAOB. Representatives of the firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

FEES FOR FISCAL YEARS 2012 AND 2011

Audit Fees

The aggregate fees for professional services rendered by PwC for (i) the audits of the consolidated annual financial statements of Ameren included in the combined 2012 Form 10-K of Ameren and its registered subsidiaries, the annual financial statements of its subsidiaries included in the combined 2012 Form 10-K of Ameren and its registered subsidiaries and the annual financial statements of certain non-registered subsidiaries; (ii) the audit of Ameren’s internal control over financial reporting; (iii) the reviews of the quarterly financial statements included in the combined Forms 10-Q of Ameren and its subsidiaries for the 2012 fiscal year; (iv) services provided in connection with debt and equity offerings; (v) a required Department of Energy grant compliance audit; (vi) controls assessment over new system implementations; (vii) certain accounting and reporting consultations; (viii) ratemaking-related audits; and (ix) certain regulatory reviews for the 2012 fiscal year, were $4,355,100.

Fees billed by PwC for audit services rendered to Ameren and its subsidiaries during the 2011 fiscal year totaled $3,023,026.

Audit-Related Fees

The aggregate fees for audit-related services rendered by PwC to Ameren and its subsidiaries during the 2012 fiscal year totaled $1,557,937. Such services consisted of: (i) business decision support — $1,195,000; (ii) employee benefit plan audits — $212,500; (iii) options trading process review — $87,687; (iv) environmental review — $35,000; (v) agreed-upon procedures services — $22,000; and (vi) stock transfer/registrar review — $5,750.

Fees billed by PwC for audit-related services rendered to Ameren and its subsidiaries during the 2011 fiscal year totaled $531,074.

Tax Fees

The aggregate fees for tax services rendered by PwC to Ameren and its subsidiaries during the 2012 fiscal year totaled $75,000 for tax compliance and advice.

Fees billed by PwC for tax services rendered to Ameren and its subsidiaries during the 2011 fiscal year totaled $50,000.

All Other Fees

The aggregate fees billed to Ameren by PwC during the 2012 fiscal year for all other services rendered to Ameren and its subsidiaries totaled $35,400 for accounting and reporting reference software and accounting consultation services.

Fees billed by PwC for all other services rendered to Ameren and its subsidiaries during the 2011 fiscal year totaled $20,400.

POLICY REGARDING THE PRE-APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROVISION OF AUDIT, AUDIT-RELATED AND NON-AUDIT SERVICES

The Audit and Risk Committee has adopted a policy to pre-approve all audit, audit-related and permissible non-audit services provided by the independent registered public accounting firm to Ameren and its subsidiaries, except that in accordance with the Committee’s charter, pre-approvals of non-audit services may be delegated to a single member of the Audit and Risk Committee. The Audit and Risk Committee pre-approved under that policy 100 percent of the fees for services covered under the above captions: “— Audit Fees,” “— Audit-Related Fees” and “— All Other Fees” for fiscal years 2012 and 2011.

SHAREHOLDER PROPOSALS

Under the rules of the SEC, any shareholder proposal intended for inclusion in the proxy material for the Company’s 2014 annual meeting of shareholders must be received by the Secretary of the Company on or before November 7, 2013. We expect that the 2014 annual meeting of shareholders will be held on April 22, 2014.

In addition, under the Company’s By-Laws, shareholders who intend to submit a proposal in person at an annual meeting, or who intend to nominate a director at an annual meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than 60 or earlier than 90 days prior to the anniversary of the previous year’s annual meeting. The specific procedures to be used by shareholders to recommend nominees for director are set forth in the Company’s Director Nomination Policy, a copy of which is attached hereto as Appendix A. The specific procedures to be used by shareholders to submit a proposal in person at an annual meeting are set forth in the Company’s By-Laws, a copy of which may be obtained upon written request to the Secretary of the Company. The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the procedures set forth in the Company’s By-Laws and, in the case of nominations, the Director Nomination Policy.

PROXY SOLICITATION

In addition to the use of the mails, proxies may be solicited by personal interview, by telephone, or through the Internet or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our Common Stock. Proxies may be solicited by our directors, officers and key employees on a voluntary basis without compensation. We will bear the cost of soliciting proxies on our behalf. Furthermore, we have retained Laurel Hill Advisory Group, LLC, a proxy solicitation firm, to assist with the solicitation of proxies for the Annual Meeting at an anticipated cost to the Company of approximately $15,000, plus the reimbursement of reasonable out-of-pocket expenses.

FORM 10-K

Our 2012 Form 10-K, including consolidated financial statements for the year ended December 31, 2012, accompanies this proxy statement. The 2012 Form 10-K is also available on the Company’s website at http://www.ameren.com. If requested, we will provide you copies of any exhibits to the 2012 Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the 2012 Form 10-K by writing to the Office of the Secretary, Ameren Corporation, P.O. Box 66149, St. Louis, Missouri 63166-6149.

FOR INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY’S ANNUAL, QUARTERLY AND CURRENT REPORTS ON SEC FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT THE INVESTORS’ SECTION OF AMEREN’S HOME PAGE ON THE INTERNET — HTTP://WWW.AMEREN.COM. INFORMATION CONTAINED ON THE COMPANY’S WEBSITE IS NOT INCORPORATED INTO THIS PROXY STATEMENT OR OTHER SECURITIES FILINGS.

APPENDIX A

Policy Regarding Nominations of Directors

The Nominating and Corporate Governance Committee (the “Committee”) has adopted the following policy (the “Director Nomination Policy”) to assist it in fulfilling its duties and responsibilities as provided in its charter (the “Charter”). This Director Nomination Policy may be amended and/or restated from time to time by the Committee in accordance with the Charter and as provided herein.

1.    Recommended Candidates.  The Committee shall consider any and all candidates recommended as nominees for directors to the Committee by any directors, officers, shareholders of the Company, third party search firms and other sources. Under the terms of the Company’s By-Laws, the Committee will consider director nominations from shareholders of record who provide timely written notice along with prescribed information to the Secretary of the Company. To be timely, the notice must be received by the Secretary at the principal executive offices of the Company not later than 60 or earlier than 90 days prior to the anniversary of the previous year’s annual meeting, except in the case of candidates recommended by shareholders of more than 5% of the Company’s Common Stock who may also submit recommendations for nominations to the Committee in accordance with the procedures in Section 2 under “5% Shareholder Recommendations” and except as otherwise provided in the Company’s By-Laws. To be in proper form, such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such provision and the nominee were a director or executive officer of such registrant; (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, (ii) (A) the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Director Nomination Policy a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Company owned beneficially by such shareholder that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (c) a signed statement by the nominee agreeing that, if elected, such nominee will (i) represent all Company shareholders in accordance with applicable law and the Company’s By-Laws, and (ii) comply with the Company’s Corporate Compliance Policy and this Director Nomination Policy. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything to the contrary contained in this Director Nomination Policy, the Committee shall not consider or recommend as a nominee for director any person who fails to meet the Director Qualification Standards set forth in the Company’s Corporate Governance Guidelines.

2.    5% Shareholder Recommendations.  For purposes of facilitating disclosure required in the proxy statement, the Committee and the Corporate Secretary shall identify any candidates recommended by shareholders owning more than 5% of the Company’s Common Stock, and identify the shareholder making such recommendation, as provided in and to the extent required by the federal securities laws. In addition to the procedures for shareholders to recommend nominees described in Section 1 above, shareholders or a group of shareholders who have owned more than 5% of the Company’s Common Stock for at least one year as of the date the recommendation was made, may recommend nominees for director who meet the Director Qualification Standards set forth in the Company’s Corporate Governance Guidelines to the Committee provided that written notice from the shareholder(s) must be received by the Secretary of the Company at the principal executive offices of the Company not later than 120 days prior to the anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, except as otherwise provided in the Company’s By-Laws. To be in proper form, such shareholder’s(s’) notice shall set forth the information required in Sections 1(a) and 1(b), include a signed statement as required in Section 1(c) and include the written consent of the shareholder’s(s’) recommending the nominee to being identified in the Company’s proxy statement. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

3.    Desired Qualifications, Qualities and Skills.  The Committee shall endeavor to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who possess the qualifications, qualities and skills to effectively represent the best interests of all shareholders. Candidates will be selected for their ability to exercise good judgment, and to provide practical insights and diverse perspectives. Candidates also will be assessed in the context of the then-current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of all shareholders. In conducting this assessment, the Committee will, in connection with its assessment and recommendation of candidates for director, consider diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills) and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board.

The Committee considers the following qualifications at a minimum to be required of any Board members in recommending to the Board of Directors potential new Board members, or the continued service of existing members:

•	the highest professional and personal ethics;

•	broad experience in business, government, education or technology;

•	ability to provide insights and practical wisdom based on their experience and expertise;

•	commitment to enhancing shareholder value;

•	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•	compliance with legal and regulatory requirements;

•	ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company; and

•	independence; a majority of the Board shall consist of independent directors, as defined in this Director Nomination Policy.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules.

The Company is committed to maintaining its tradition of inclusion and diversity within the Board, and confirms that its policy of non-discrimination based on race, color, religion, sex, national origin, ethnicity, age, disability, veteran status, pregnancy, marital status, sexual orientation or any other reason prohibited by law applies in the assessment and selection of all candidates.

4.    Independence.  The Committee believes and it is the policy of the Company that a majority of the members of the Board meet the definition of “independent director” set forth in this Director Nomination Policy. The Committee shall annually assess each nominee for director by reviewing any potential conflicts of interest and outside affiliations, based on the criteria for independence set out below.

An independent director is one who:

(1)    has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company;

(2)    is not an employee of the Company and no member of his or her immediate family is an executive officer of the Company;

(3)    has not been employed by the Company and no member of his or her immediate family has been an executive officer of the Company during the past three years;

(4)    has not received and no member of his or her immediate family has received more than $120,000 per year in direct compensation from the Company in any capacity other than as a director or as a pension for prior service during the past three years;

(5)    (A) is not a current partner or employee of a firm that is the Company’s internal or external auditor; (B) does not have an immediate family member who is a current partner of the Company’s internal or external auditor; (C) does not have an immediate family member who is a current employee of the Company’s internal or external auditor and who personally works on the Company’s audit; and (D) within the last three years was not and no member of his or her immediate family was a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

(6)    is not and no member of his or her immediate family is currently, and for the past three years has not been, and no member of his or her immediate family has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director or an immediate family member of the director;

(7)    is not an executive officer or an employee, and no member of his or her immediate family is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single year, exceeds the greater of $1 million, or 2% of such other company’s consolidated revenues during any of the past three years;

(8)    is free of any relationships with the Company that may impair, or appear to impair, his or her ability to make independent judgments; and

(9)    is not and no member of his or her immediate family is employed as an executive officer of a charitable organization that receives contributions from the Company or a Company charitable trust, in an amount which exceeds the greater of $1 million or 2% of such charitable organization’s total annual receipts.

This policy may be modified temporarily if, due to unforeseen circumstances, strict adherence would be detrimental to the Board’s performance.

For purposes of determining a “material relationship,” the Committee shall utilize the following standards:

1.    Any payments by the Company to a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

2.    The aggregate amount of such payments must not exceed 2% of the Company’s consolidated gross revenues; provided, however, there may be excluded from this 2% standard payments arising from (a) competitive bids which determined the rates or charges for the services and (b) transactions involving services at rates or charges fixed by law or governmental authority.

For purposes of these independence standards, (i) immediate family members of a director include the director’s spouse, parents, stepparents, children, stepchildren, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares the director’s home and (ii) the term “primary business affiliation” means an entity of which the director is a principal/executive officer or in which the director holds at least a 5% equity interest.

5.    Nominee Evaluation Process.  The Committee will consider as a candidate any director of the Company who has indicated to the Committee that he or she is willing to stand for re-election as well as any other person who is recommended by any shareholders of the Company in accordance with the procedures described under “Recommended Candidates” in Section 1 and under “5% Shareholder Recommendations” in Section 2. The Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees and, if fees are paid to such persons in any year, such fees shall be disclosed in the next annual proxy statement relating to such year. The Committee may use any process it deems appropriate for the purpose of evaluating candidates which is consistent with the policies set forth in the Charter, Corporate Governance Guidelines and this Director Nomination Policy, which process may include, without limitation, personal interviews, background checks, written submissions by the candidates and third party references. Although the Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors shall be evaluated using a substantially similar process and under no circumstances shall the Committee evaluate nominees recommended by a shareholder of the Company pursuant to a process substantially different than that used for other nominees for the same election or appointment of directors.

6.    Categorize Recommendations.  For purposes of facilitating disclosure required in the proxy statement, the Committee and the Corporate Secretary shall identify and organize the recommendations for nominees received by the Committee (other than nominees who are executive officers or who are directors standing for re-election) in accordance with one or more of the following categories of persons or entities that recommended that nominee:

(1)    a shareholder, a 5% shareholder, independent director, chief executive officer, or other executive officer of the Company;

(2)    a third-party search firm used by or on behalf of the Company; and

(3)    any other specified source.

7.    Voting for Directors.  Each director and each nominee for election as director shall agree, by serving as a director or by accepting nomination for election as a director, that if while serving as a director such director is a nominee for re-election as a director at an annual meeting of the shareholders and fails to obtain the necessary shareholder vote, as provided in the Company’s By-Laws, to be re-elected as a director at the annual meeting, he or she shall tender his or her resignation as a director for consideration by the Committee. The Committee shall evaluate the best interests of the Company and its shareholders and shall recommend to the Board the action to be taken with respect to such tendered resignation.

8.    Material Changes to Nomination Procedures.  For purposes of facilitating disclosure required in Form 10-K and Form 10-Q, the Committee and the Corporate Secretary shall identify any material changes to the procedures for shareholder nominations of directors for the reporting period in which such material changes occur.

9.    Posting of Policy.  This Director Nomination Policy shall be posted to the Company’s website in accordance with the Company’s Corporate Governance Guidelines.

10.    Amendments to This Policy.  Any amendments to this Director Nomination Policy must be approved by the Committee and ratified by the Board.

11.    Applicability to Registered Companies.  This Director Nomination Policy shall apply to all Company subsidiaries which are registered companies under the Exchange Act and that are required to file a proxy or information statement pursuant thereto, provided that the independence requirements contained herein shall not apply to such registered companies which constitute “controlled companies” within the meaning of NYSE listing requirements pursuant to an election by each controlled company, as permitted under NYSE listing requirements.

Dated: February 12, 2010

AMEREN CORPORATION 1901 CHOUTEAU AVENUE ST. LOUIS, MO 63103

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 22, 2013. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Ameren Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 22, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M52197-P33265-Z59540                                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMEREN CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
Vote on Directors		☐	☐	☐
ITEM 1
ELECTION OF DIRECTORS—NOMINEES FOR DIRECTOR
01) STEPHEN F. BRAUER 02) CATHERINE S. BRUNE 03) ELLEN M. FITZSIMMONS 04) WALTER J. GALVIN 05) GAYLE P.W. JACKSON 06) JAMES C. JOHNSON	07) STEVEN H. LIPSTEIN 08) PATRICK T. STOKES 09) THOMAS R. VOSS 10) STEPHEN R. WILSON 11) JACK D. WOODARD				The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain
					ITEM 4 –	SHAREHOLDER PROPOSAL RELATING TO REPORT ON REDUCING RISK IN ENERGY PORTFOLIO THROUGH INCREASED ENERGY EFFICIENCY AND RENEWABLE ENERGY RESOURCES.	☐	☐	☐
Vote on Proposals
The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
ITEM 2 – ADVISORY APPROVAL OF THE COMPENSATION OF THE EXECUTIVES DISCLOSED IN THE PROXY STATEMENT.		☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.
ITEM 3 – RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.		☐	☐	☐	Each of the foregoing proposals is more fully described in the accompanying proxy statement.

Please indicate if you plan to attend this meeting.		☐	☐		This proxy will be voted as specified above. If no direction is made, this proxy will be voted FOR all nominees listed above and as recommended by the Board on the other items listed above.
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET (Not Transferable) AMEREN CORPORATION ANNUAL MEETING OF SHAREHOLDERS Tuesday, April 23, 2013 9:00 a.m. CDT Powell Symphony Hall 718 North Grand Boulevard St. Louis, MO

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder listed on the reverse side and is not transferable.

FREE PARKING WILL BE AVAILABLE IN THE PARKING LOT(S) NEAR POWELL SYMPHONY HALL. YOUR PARKING TICKET WILL BE VALIDATED AT THE REGISTRATION STATION PRIOR TO YOUR ENTRANCE INTO THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting on April 23, 2013:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M52198-P33265-Z59540

AMEREN CORPORATION
P.O. BOX 66149, ST. LOUIS, MISSOURI 63166-6149	PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2013

The undersigned hereby appoints THOMAS R. VOSS, MARTIN J. LYONS, JR. and GREGORY L. NELSON, and any of them, each with the power of substitution, as proxy for the undersigned, to vote all shares of capital stock of Ameren Corporation represented hereby at the Annual Meeting of Shareholders to be held at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on April 23, 2013 at 9:00 a.m., and at any adjournment thereof, upon all matters that may properly be submitted to a vote of shareholders including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy card and in their discretion on any other matter that may be submitted to a vote of shareholders. This proxy card also provides voting instructions, if applicable, for shares held in the DRPlus Plan and the various employee stock purchase and benefit plans as described in the proxy statement.

Please vote, date and sign on the reverse side hereof and return this proxy card promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.

SEE REVERSE SIDE